                                                                                       FREE WRITING PROSPECTUS CONTAINING
                                                                               COMPUTATIONAL MATERIALS (PART I OF II) FOR
                                                                                                     RASC SERIES 2007-KS1

                                            RASC SERIES 2007-KS1 TRUST

                       HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-KS1

                                $[409,699,000] (APPROXIMATE OFFERED CERTIFICATES)

                                               Subject to Revision

                  February 1, 2007 - Free Writing Prospectus Containing Computational Materials

Any  transactions  in the  certificates  will be  effected  through  Merrill  Lynch,  Pierce,  Fenner  & Smith
Incorporated.

The  information  herein  has been  provided  solely by Merrill  Lynch,  Pierce,  Fenner & Smith  Incorporated
("Merrill  Lynch") based on information  with respect to the Mortgage  Loans  provided by Residential  Funding
Company, LLC ("RFC") and its affiliates.

 THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE
COMMISSION  (File No.  333-131209) FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE  COMMISSION  FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY
GET THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE  SECURITIES  AND  EXCHANGE  COMMISSION  WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING 1-800-248-3580.

 The information in this free writing prospectus,  if conveyed prior to the time of your contractual commitment to purchase any of the  Certificates,  supersedes  any  information  contained in any prior  similar  materials relating to the Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to completion  or change.  This free writing  prospectus  is being  delivered to you solely to provide you with information about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  Certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  Certificates, until we have  accepted  your  offer  to  purchase  Certificates.  You may  withdraw  your  offer  to  purchase certificates  at any time  prior  to our  acceptance  of your  offer.  The  Certificates  referred  to in these materials  are  being  sold  when,  as and if  issued.  The  issuing  entity  is not  obligated  to issue  such
Certificates or any similar security and the  underwriters'  obligation to deliver such Certificates is subject to the terms and  conditions of the  underwriting  agreement  with the depositor and the  availability  of such
Certificates  when,  as  and  if  issued  by the  issuing  entity.  You  are  advised  that  the  terms  of the
Certificates,  and the  characteristics of the mortgage pool backing them, may change (due, among other things, to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the mortgage  pool, and that one or more classes of Certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You are  advised  that  Certificates  may not be  issued  that  have the characteristics  described in this free writing  prospectus.  The  underwriters'  obligation to sell any of the
Certificates  to you  is  conditioned  on the  mortgage  loans  and  Certificates  having  the  characteristics described in these  materials.  If for any reason the issuing  entity does not deliver such  Certificates,  the underwriters  will notify you, and neither the issuing  entity or any  underwriter  will have any obligation to you to deliver all or any portion of the  Certificates  which you have  committed to purchase,  and neither the issuing entity or any underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

 This  communication  does  not  contain  all the  information  that is  required  to be  included  in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all investors.  Merrill Lynch and its affiliates may acquire,  hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

Investors  are  urged  to read  the  base  prospectus,  free  writing  prospectus  or  preliminary  prospectus supplement  and the  prospectus  supplement  and  other  relevant  documents  filed  or to be  filed  with the
Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

Merrill Lynch and its affiliates,  officers, directors, partners and employees,  including persons involved in the preparation or issuance of these  materials,  may, from time to time, have long or short positions in, and buy and sell, the certificates  mentioned herein or derivatives  thereof (including  options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus  relating to these  certificates  prior to the time of your  commitment  to  purchase  any certificates.

This free writing  prospectus is not an offer to sell or a solicitation of an offer to buy these  certificates in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information in this report  reflect  Merrill  Lynch's  judgment as of this date and are subject to change.  All  analyses are based on certain  assumptions  noted  herein and  different  assumptions could yield substantially  different results.  You are cautioned that there is no universally  accepted method for analyzing  financial  instruments.  You should review the  assumptions;  there may be differences  between these assumptions and your actual business  practices.  Further,  Merrill Lynch does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy  remains your  responsibility.  Merrill Lynch (or any of its affiliates) or their  officers,  directors,  analysts  or  employees  may have  positions  in  certificates,  commodities  or derivative  instruments  thereon  referred  to  here,  and  may,  as  principal  or  agent,  buy or sell  such certificates,  commodities  or  derivative  instruments.  In addition,  Merrill Lynch may make a market in the certificates referred to herein.

Any weighted  average  lives shown in this free writing  prospectus  are based on prepayment  assumptions  and actual prepayment  experience may dramatically  affect such yields or weighted average lives. In addition,  it is possible  that  prepayments  on the  underlying  assets will occur at rates slower or faster than the rates assumed  in  this  free  writing  prospectus.  Furthermore,  unless  otherwise  provided,  this  free  writing
prospectus   assumes  no  losses  on  the  underlying   assets  and  no  interest   shortfall.   The  specific
characteristics  of the  securities  may  differ  from  those  shown in this free  writing  prospectus  due to differences  between the actual  underlying  assets and the  hypothetical  assets used in preparing  this free writing prospectus.

Finally,  Merrill Lynch has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and Merrill  Lynch  strongly  urges you to seek advice from your  counsel,  accountant  and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$[409,699,000] (APPROXIMATE OFFERED CERTIFICATES)

RASC SERIES 2007-KS1 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2007-KS1

                                   February 1, 2007

EXPECTED TIMING:          Pricing Date:               Week of  February 5, 2007
                          Settlement Date:            On or about  February 8, 2007
                          First Payment Date:         February 26, 2007

                                            RASC SERIES 2007-KS1 TRUST

                            HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 $[409,699,000] (APPROXIMATE OFFERED CERTIFICATES)
                                                SUBJECT TO REVISION

---------------------------------------------------------------------------------------------------------------------------------------
CLASS                 APPROXIMATE    INTEREST  PRINCIPAL  EXPECTED WAL      EXPECTED        FINAL SCHEDULED        EXPECTED RATING
                                                                            PRINCIPAL
                                                                             WINDOW
                                                            (YRS)(2)       (MONTHS)(2)       DISTRIBUTION
                      SIZE($)(1)       TYPE      TYPE       CALL/MAT        CALL/MAT            DATE(6)         (MOODYS / S&P/FITCH)
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
---------------------------------------------------------------------------------------------------------------------------------------
                                                   PRELIMINARY OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------------------------------------------
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
A-1 (3) (4)                          Floating     SEQ      1.00 / 1.00   1 - 22 / 1 - 22      August 2030           [Aaa/AAA/AAA]
                      172,312,000
A-2 (3) (4)                                                              22 - 28 / 22 -
                      51,417,000     Floating     SEQ      2.00 / 2.00         28              June 2033            [Aaa/AAA/AAA]
A-3 (3) (4)                                                              28 - 72 / 28 -
                      79,455,000     Floating     SEQ      3.50 / 3.50         72            November 2036          [Aaa/AAA/AAA]
A-4 (3) (4)                                                              72 - 79 / 72 -
                      29,316,000     Floating     SEQ      6.50 / 8.73         185           January 2037           [Aaa/AAA/AAA]
M-1S  (3) (4) (5)                                                        41 - 47 / 41 -
                      16,074,000     Floating     MEZ      3.61 / 3.61         47            January 2037           [Aa1/AA+/AA+]
                                                                         47 - 76 / 47 -
M-2S  (3) (4) (5)     14,382,000     Floating     MEZ      4.72 / 4.72         76            January 2037           [Aa2/AA/AA+]
                                                                         76 - 79 / 76 -
M-3S  (3) (4) (5)      8,462,000     Floating     MEZ      6.54 / 8.81         156           January 2037           [Aa3/AA-/AA+]
                                                                         40 - 79 / 40 -
M-4  (3) (4) (5)       7,826,000     Floating     MEZ      4.54 / 4.99         135           January 2037            [A1/A+/AA]
                                                                         39 - 79 / 39 -
M-5  (3) (4) (5)       7,614,000     Floating     MEZ      4.51 / 4.94         129           January 2037            [A2/A/AA-]
                                                                         39 - 79 / 39 -
M-6  (3) (4) (5)       6,768,000     Floating     MEZ      4.49 / 4.88         122           January 2037            [A3/A-/A+]
                                                                         38 - 79 / 38 -
M-7  (3) (4) (5)       6,768,000     Floating     MEZ      4.47 / 4.81         115           January 2037          [Baa1/BBB+/A-]
                                                                         38 - 79 / 38 -
M-8  (3) (4) (5)       4,864,000     Floating     MEZ      4.46 / 4.73         105           January 2037          [Baa2/BBB/BBB+]
                                                                         37 - 79 / 37 -
M-9  (3) (4) (5)       4,441,000     Floating     MEZ      4.45 / 4.63         97            January 2037          [Baa3/BBB-/BBB]
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
---------------------------------------------------------------------------------------------------------------------------------------
                                                       NON-OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------------------------------------------
B  (3) (4) (5) (7)                   Floating     MEZ                  N/A                   January 2037           [Ba1/BB+/BB+]
                          5,922,000
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
TOTAL OFFERED AND
NON-OFFERED
CERTIFICATES           $415,621,000
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------

      NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23%
         CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately
         2.545% each month to 30% CPR in month 12 and remain at 30% CPR until month 22, from month 23 to month
         27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A Certificates, Class M Certificates and Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii)
         14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A Certificates will double and the margin on the Class M Certificates and Class B Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible Optional Termination Date.
(5)      The Class M Certificates and Class B Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated at 0% CPR, to maturity.  For the Class A-4, Class M and Class B Certificates, the Final
         Scheduled Distribution Date is calculated as latest loan maturity date plus one month.
(7)      The Class B Certificates are not offered hereby.

 REPRESENTATIONS & WARRANTIES:         RFC will make a representation  and warranty that each mortgaged property is free of damage and in good  repair as of the  closing  date.  In the event that a  mortgaged property is damaged as of the closing date and that damage  materially and adversely
                                       affects  the  value  of  the   mortgaged   property  or  of  the   interest  of  the
                                       certificateholders   in  the  related  mortgaged  loan,  RFC  will  be  required  to repurchase the related mortgage loan from the trust.
 CERTIFICATES:                        The Class A-1,  Class A-2,  Class A-3 and Class A-4  Certificates  (collectively,  the
                                      "Class A Certificates").

                                      The Class M-1S,  Class M-2S and Class M-3S  Certificates  are  referred to together as the "Sequential Class M Certificates."

                                      The Class B Certificates.

                                      The Class B Certificates will not be offered by the Prospectus Supplement.

                                      The Class M-1S,  Class M-2S,  Class M-3S,  Class M-4, Class M-5, Class M-6, Class M-7,
                                      Class M-8 and Class M-9 Certificates  (the "Class M  Certificates")  together with the
                                      Class A  Certificates,  are  referred  to herein as the  "Offered  Certificates".  The
                                      Offered  Certificates will be offered pursuant to the Prospectus  Supplement described below.

                                      The Offered  Certificates  and the Class B Certificates are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans").

 DEPOSITOR:                            Residential  Asset  Securities  Corporation  ("RASC"),  an affiliate of  Residential
                                       Funding Company, LLC.
 SEC REGISTRATION NUMBER:              333-131209.
 SELLER AND MASTER SERVICER:           Residential Funding Company, LLC (the "Seller", "Master Servicer" or "RFC").
 SUB-SERVICER:                         Primary  servicing  will be provided  primarily  by  Homecomings  Financial,  LLC, a wholly-owned subsidiary of Residential Funding Company, LLC.
 TRUSTEE:                              U.S. Bank National Association.
 SWAP COUNTERPARTY:                    TBD
 CAP PROVIDER:                         TBD
 CORRIDOR CONTRACT PROVIDER:           TBD
 LEAD UNDERWRITER:                     Merrill Lynch, Pierce, Fenner & Smith Incorporated
 CUT-OFF DATE:                         January 1, 2007.
 CLOSING DATE:                         On or about February 8, 2007.
 DISTRIBUTION DATES:                   The 25th day of each month (if such day is not a business  day,  the first  business day thereafter) commencing in February 2007.
 FORM OF CERTIFICATES:                 The  Offered  Certificates  will be  available  in  book-entry  form  through  DTC /
                                       Euroclear / Clearstream in same day funds.
 MINIMUM DENOMINATIONS:                The Offered  Certificates  will be offered in minimum  denominations of $100,000 and integral multiples of $1 in excess thereof.

  TAX STATUS:                          The Offered  Certificates  (exclusive of any right to receive amounts in respect of
                                       Basis Risk  Shortfall)  will be designated as regular  interests in a REMIC and, as such,  will be  treated  as debt  instruments  of a REMIC for  federal  income  tax purposes.
  ERISA ELIGIBILITY:                    Subject  to the  considerations  contained  in the base  prospectus,  the  Offered
                                        Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or individual retirement accounts assets.

                                        In addition,  prior to the termination of the  Supplemental  Interest  Trust,  the
                                        Offered  Certificates  may  only be  purchased  by  persons  investing  assets  of employee  benefit plans or individual  retirement  accounts  assets if such person
                                        qualifies  for  the  relief   available   under  one  or  more  of  the  following
                                        investor-based exemptions:

                                      o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

                                      o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                                      o        PTCE 91-38, regarding investments by bank collective investment funds;

                                      o        PTCE 95-60, regarding investments by insurance company general accounts; or

                                      o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

                                       See "ERISA Considerations" in the base prospectus.
  SMMEA ELIGIBILITY:                   The  Offered   Certificates  are  not  expected  to  constitute   "mortgage-related
                                       securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
  OPTIONAL TERMINATION DATE:           If the  aggregate  principal  balance of the Mortgage  Loans after giving effect to distributions  to be  made  on  that  Distribution  Date  falls  below  10%  of the aggregate  principal balance as of the Cut-off Date ("Optional  Termination Date"),
                                       the holders of the call rights may terminate the trust.
  MORTGAGE LOANS:                      The mortgage pool will consist of fixed-rate  and  adjustable-rate  mortgage loans secured by first and second liens on mortgaged properties.

                                        As of the Cut-off Date,  approximately 12.41% of the Mortgage Loans provide for an initial interest only period of up to 10 years.

                                        The  Mortgage  Loans  have  an   approximate   aggregate   principal   balance  of
                                        $423,028,360 as of the Cut-off Date.

                                        Approximately  20.37%  of the  Mortgage  Loans  were  purchased  from  Homecomings
                                        Financial LLC, which is a seller affiliated with Residential Funding.

                                        Approximately  18.34% of the Mortgage  Loans were  purchased  from Ownit  Mortgage
                                        Solutions Inc.

  SILENT SECONDS:                      The mortgaged  properties  relating to  approximately  26.69% of the Mortgage Loans are subject to a second-lien  mortgage loan ("Silent  Second") that was  originated at the same time as the first-lien  mortgage loan.  The weighted  average  combined original  loan-to-value  ratio of the Mortgage Loans,  including the Mortgage Loans subject to Silent Seconds, is 81.78%.
  PERFORMANCE INFORMATION:             Performance  information  for certain RFC  transactions  is currently  available at
                                       www.gmacrfcstaticpool.com.
  PREPAYMENT ASSUMPTION:               Fixed Rate Mortgage Loans: 23% HEP (assumes that  prepayments  start at 2.3% CPR in month  one,  increase  by 2.3%  each  month to 23% CPR in  month  ten,  and  remain constant at 23% CPR thereafter).
                                       Adjustable Rate Mortgage Loans:  100% PPC (100% PPC prepayment  assumption  assumes
                                       (i) a constant  prepayment rate of 2% of the then outstanding  principal balance of the  adjustable-rate  Mortgage Loans in the first month of the life of the Mortgage
                                       Loans,  (ii) an additional  28%/11 per annum in each month  thereafter  through the eleventh  month,  (iii) a constant  prepayment rate of 30% per annum in the twelfth month through the twenty-second  month, (iv) a constant  prepayment rate of 50% per annum  in the  twenty-third  month  through  the  twenty-seventh  month  and  (v) a constant prepayment rate of 35% per annum thereafter).

  BASIS RISK SHORTFALL:                With  respect to any class of the Class A  Certificates,  Class M  Certificates  or
                                       Class B  Certificates  and any  Distribution  Date on which the Net WAC Cap Rate is used to determine the Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of (i) accrued  certificate  interest for that class calculated at a rate (not to exceed  14.00%  per  annum)  equal to  One-Month  LIBOR  plus the related margin,  over (ii) accrued  certificate  interest for that class calculated using the Net WAC Cap Rate.
  BASIS RISK SHORTFALL CARRY-FORWARD   With  respect to any class of the Class A  Certificates,  Class M  Certificates  or
  AMOUNTS:                             Class B Certificates  and any  Distribution  Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that  Distribution  Date, plus any unpaid Basis Risk Shortfall from prior  Distribution  Dates,  plus interest thereon to the extent  previously  unreimbursed by Excess Cash Flow or payments received by the  Supplemental  Interest Trust under the related  Corridor  Contract,  at a rate equal to the related pass-through rate for that class.
  RELIEF ACT SHORTFALLS:               With respect to any  Distribution  Date, the  shortfall,  if any, in collections of interest  resulting  from  the  Servicemembers  Civil  Relief  Act or  any  similar legislation  or  regulation.  Relief Act  Shortfalls  will be covered by  available
                                       Excess Cash Flow in the current period only.  Any Relief Act  Shortfalls  allocated to the Offered  Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the Offered Certificates.
  AVAILABLE DISTRIBUTION AMOUNT:       For any  Distribution  Date, an  amount (net  of  (i) amounts  reimbursable  to the master  servicer  and  any  subservicer  (ii) any  net  swap  payment  to the  Swap
                                       Counterparty    and   (iii)   any   swap    termination    payment   not   due   to
                                       a swap counterparty trigger event,  in each case for such Distribution  Date) equal to (a) the  aggregate amount of scheduled payments on the Mortgage Loans due during the related due period and received on or prior to the related  determination date,
                                       (b) unscheduled  payments,  including mortgagor  prepayments on the Mortgage Loans,
                                       insurance  proceeds,   liquidation proceeds   and subsequent recoveries   from  the
                                       Mortgage  Loans,  and  proceeds  from  repurchases  of and  substitutions  for  the
                                       Mortgage Loans occurring during the preceding calendar month,  and (c) all Advances made for that Distribution Date in respect of the Mortgage  Loans.  A more detailed description of the Available  Distribution  Amount is set forth in the  preliminary prospectus supplement, including additional amounts which may be included.

  CREDIT ENHANCEMENT:

                                        A. Excess Cash Flow

                                        For any  Distribution  Date, the sum of (i) the excess of the available  distribution amount over the sum of (a) the interest  distribution amount for the Certificates and
                                        (b) the Principal Remittance Amount, (ii) any overcollateralization reduction amount,
                                        (iii) any net swap payments  received by the  Supplemental  Interest  Trust under the
                                        Swap Agreement for that  Distribution  Date and (iv) any cap payments received by the
                                        Supplemental  Interest  Trust under the Cap  Agreement  for that  Distribution  Date.
                                        Excess  Cash  Flow  may be  used to  protect  the  Class  A,  Class  M,  and  Class B
                                        Certificates  against realized losses by making an additional payment of principal to cover the amount of the realized losses.

                                        Excess spread is initially equal to approximately [5.00]% per annum.

                                        * -  Excess  Spread  is  calculated  on a  30/360  basis  and  at the  Pricing  Speed
                                        Assumption.

                                        B.  Overcollateralization ("OC")
                                        ------------------------------------------------ ----------------
                                         Initial (% Orig.)                                1.75%
                                         OC Target (% Orig.)                              1.75%
                                         Stepdown OC Target (% Current)(1)                3.50%
                                         OC Floor (% Orig.)                               0.50%
                                        ------------------------------------------------ ----------------
                                        (1) subject to certain trigger events as specified herein

                                        C.  Subordination

                                        If the Class B Certificates or Class M Certificates remain outstanding, losses on the
                                        Mortgage  Loans which are not  covered by Excess  Cash Flow or  overcollateralization will be first allocated to the Class B Certificates, then to the Class M Certificates with the lowest payment priority in each case until the Certificate Principal Balance is reduced to zero, and the other classes of  certificates  will not bear any portion of such losses, except as described in the preliminary prospectus supplement. If none of the Class B Certificates  or Class M Certificates  are outstanding and if there is no Excess Cash Flow or  overcollateralization,  all such losses will be  allocated to the Class A Certificates as described in the preliminary prospectus.

  EXPECTED CREDIT SUPPORT
  PERCENTAGE:

 ------------------- ----------------------- --------------- ----------------
                         Expected rating           Initial        Step-Down
   Class               (Moody's / S&P/Fitch)   Credit Support     Support*
 ------------------- ----------------------- --------------- ----------------
 Class A                 [Aaa/AAA/AAA]           21.40%          42.80%
 ------------------- ----------------------- --------------- ----------------
 ------------------- -----------------------
 Class M-1S              [Aa1/AA+/AA+]           17.60%          35.20%
 ------------------- ----------------------- --------------- ----------------
 Class M-2S               [Aa2/AA/AA+]           14.20%          28.40%
 ------------------- ----------------------- --------------- ----------------
 Class M-3S              [Aa3/AA-/AA+]           12.20%          24.40%
 ------------------- ----------------------- --------------- ----------------
 Class M-4                 [A1/A+/AA]            10.35%          20.70%
 ------------------- ----------------------- --------------- ----------------
 Class M-5                 [A2/A/AA-]            8.55%           17.10%
 ------------------- ----------------------- --------------- ----------------
 Class M-6                 [A3/A-/A+]            6.95%           13.90%
 ------------------- ----------------------- --------------- ----------------
 Class M-7               [Baa1/BBB+/A-]          5.35%           10.70%
 ------------------- ----------------------- --------------- ----------------
 Class M-8              [Baa2/BBB/BBB+]          4.20%            8.40%
 ------------------- ----------------------- --------------- ----------------
 ------------------- ----------------------- --------------- ----------------
 Class M-9              [Baa3/BBB-/BBB]          3.15%            6.30%
 ------------------- ----------------------- --------------- ----------------
 ------------------- ----------------------- --------------- ----------------
 Class B                 [Ba1/BB+/BB+]           1.75%            3.50%
 ------------------- ----------------------- --------------- ----------------

Subordination Percentage:

 ------------------- ----------------------- -----------------
                         Expected rating
    Class            (Moody's / S&P/Fitch)   Subordination %
 ------------------- ----------------------- -----------------
 Class A                 [Aaa/AAA/AAA]            57.20%
 ------------------- ----------------------- -----------------
 ------------------- -----------------------
 Class M-1S              [Aa1/AA+/AA+]            64.80%
 ------------------- ----------------------- -----------------
 Class M-2S               [Aa2/AA/AA+]            71.60%
 ------------------- ----------------------- -----------------
 Class M-3S              [Aa3/AA-/AA+]            75.60%
 ------------------- ----------------------- -----------------
 Class M-4                 [A1/A+/AA]             79.30%
 ------------------- ----------------------- -----------------
 Class M-5                 [A2/A/AA-]             82.90%
 ------------------- ----------------------- -----------------
 Class M-6                 [A3/A-/A+]             86.10%
 ------------------- ----------------------- -----------------
 Class M-7               [Baa1/BBB+/A-]           89.30%
 ------------------- ----------------------- -----------------
 Class M-8              [Baa2/BBB/BBB+]           91.60%
 ------------------- ----------------------- -----------------
 ------------------- ----------------------- -----------------
 Class M-9              [Baa3/BBB-/BBB]           93.70%
 ------------------- ----------------------- -----------------
 ------------------- ----------------------- -----------------
 Class B                 [Ba1/BB+/BB+]            96.50%
 ------------------- ----------------------- -----------------

                                        For  any  class  of  Certificates,  the  Initial  Credit  Support  is  the  aggregate
                                        Certificate  Principal  Balance of all  Certificates  subordinate  to such class as a percentage of the aggregate stated principal  balance of the Mortgage Loans as of the
                                        Cut-off Date. The Initial Credit Support includes overcollateralization.

 PRIORITY OF INTEREST DISTRIBUTIONS:  Interest  distributions  to the holders of the  Certificates  will be made  generally as follows:
                                    ,,        From the  Available  Distribution  Amount,  distribution  of  accrued  and unpaid interest  (less any  prepayment  interest  shortfalls  not  covered  by  compensating interest or any Relief Act  Shortfalls) to the holders of  Certificates to the extent of the  Available  Distribution  Amount as  described in the  preliminary  prospectus
                                         (after payment of the Expense Fee Rate) in the following order of priority:

                                     (i)      To the Class A Certificates, pro-rata;

                                     (ii)     To the Class M-1S Certificates;

                                     (iii)    To the Class M-2S Certificates;

                                     (iv)     To the Class M-3S Certificates;

                                     (v)      To the Class M-4 Certificates;

                                     (vi)     To the Class M-5 Certificates;

                                     (vii)    To the Class M-6 Certificates;

                                     (viii)   To the Class M-7 Certificates;

 PRINCIPAL PAYMENT PRIORITY:         (ix)     To the Class M-8 Certificates;

                                     (x)      To the Class M-9 Certificates; and

                                     (xi)     To the Class B Certificates.

                                    ,,        On each  Distribution  Date  (a)  prior  to the  Stepdown  Date or (b) on which a
                                         Trigger Event is in effect,  the Principal  Distribution  Amount shall be distributed as follows:

                                     (i)      Sequentially  to the Class A-1, Class A-2,  Class A-3 and Class A-4  Certificates
                                                     in that  order,  in each case  until the  Certificate  Principal  Balance thereof has been reduced to zero;

                                     (ii)     To the Class M-1S  Certificates,  until the Certificate  Principal Balance of the
                                                     Class M-1S Certificates is reduced to zero;

                                     (iii)    To the Class M-2S  Certificates,  until the Certificate  Principal Balance of the
                                                     Class M-2S Certificates is reduced to zero;

                                     (iv)     To the Class M-3S  Certificates,  until the Certificate  Principal Balance of the
                                                     Class M-3S Certificates is reduced to zero;

                                     (v)      To the Class M-4  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-4 Certificates is reduced to zero;

                                     (vi)     To the Class M-5  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-5 Certificates is reduced to zero;

                                     (vii)    To the Class M-6  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-6 Certificates is reduced to zero;

                                     (viii)   To the Class M-7  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-7 Certificates is reduced to zero;

                                     (ix)     To the Class M-8  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-8 Certificates is reduced to zero;

                                     (x)      To the Class M-9  Certificates,  until the Certificate  Principal  Balance of the
                                                     Class M-9 Certificates is reduced to zero; and

                                     (xi)     To the Class B  Certificates,  until the  Certificate  Principal  Balance  of the
                                                     Class B Certificates is reduced to zero.

                                    ,,        On each  Distribution  Date (a) on or after the Stepdown  Date and (b) on which a
                                         Trigger  Event  is  not  in  effect,  the  Principal  Distribution  Amount  shall  be distributed as follows:

                                     (i)      To  the  Class  A  Certificates,  the  Class  A  Principal  Distribution  Amount,
                                                      sequentially  to the  Class  A-1,  Class  A-2,  Class  A-3 and Class A-4
                                                      Certificates   in  that  order,  in  each  case  until  the  Certificate
                                                      Principal Balance thereof has been reduced to zero;

                                     (ii)     Sequentially,  to  the  holders  of  the  Class  M-1S  Certificates,  Class  M-2S
                                                      Certificates  and  Class  M-3S  Certificates,  the  Sequential  Class  M
                                                      Principal  Distribution  Amount,  in each  case  until  the  Certificate
                                                      Principal Balance thereof has been reduced to zero;

                                     (iii)    To the Class M-4  Certificates,  the Class  M-4  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-4  Certificates
                                                      is reduced to zero;

                                     (iv)     To the Class M-5  Certificates,  the Class  M-5  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-5  Certificates
                                                      is reduced to zero;
EXCESS CASH FLOW DISTRIBUTIONS:
                                     (v)      To the Class M-6  Certificates,  the Class  M-6  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-6  Certificates
                                                      is reduced to zero;

                                     (vi)     To the Class M-7  Certificates,  the Class  M-7  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-7  Certificates
                                                      is reduced to zero;

                                     (vii)    To the Class M-8  Certificates,  the Class  M-8  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-8  Certificates
                                                      is reduced to zero;

                                     (viii)   To the Class M-9  Certificates,  the Class  M-9  Principal  Distribution  Amount,
                                                      until the Certificate  Principal  Balance of the Class M-9  Certificates
                                                      is reduced to zero; and

                                     (ix)     To the Class B Certificates,  the Class B Principal  Distribution  Amount,  until the  Certificate  Principal  Balance  of the  Class  B  Certificates  is
                                                      reduced to zero.

                                    ,,        From Excess Cash Flow, to pay to holders of the class or classes of  Certificates then entitled to receive  distributions in respect of principal (as described  above),
                                        the  principal  portion  of  realized  losses  previously   allocated  to  reduce  the
                                        Certificate  Principal  Balance of any Class A, Class M and Class B  Certificates  and
                                        remaining unreimbursed, but only to the extent of subsequent recoveries;

                                    ,,        From Excess Cash Flow, as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A, Class M and Class B  Certificates  in  reduction  of their
                                        Certificate  Principal Balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                                    ,,        From Excess Cash Flow (other than amounts received by the  Supplemental  Interest
                                        Trust),  to pay the holders of the Class A,, Class M and Class B Certificates  as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

                                    ,,        From  Excess  Cash Flow,  to pay the  holders of the Class A, Class M and Class B
                                        Certificates,  the amount of any prepayment interest shortfalls  allocated thereto for that Distribution  Date, on a pro rata basis based on prepayment  interest  shortfalls allocated  thereto,  to the  extent  not  covered  by the  Eligible  Master  Servicing
                                        Compensation on that Distribution Date;

                                    ,,        From Excess Cash Flow,  to pay to the holders of the Class A, Class M and Class B
                                        Certificates,   any  prepayment  interest  shortfalls   remaining  unpaid  from  prior
                                        Distribution  Dates  together  with  interest  thereon,  on a pro rata basis  based on unpaid prepayment interest shortfalls previously allocated thereto;

                                    ,,        From Excess Cash Flow,  to pay to the  holders of the Class A  Certificates,  pro rata,  then the  Class M  Certificates,  in order of  priority,  and then the  Class B
                                        Certificates,  the amount of any Basis Risk Shortfall  Carry-Forward  Amount remaining unpaid as of that Distribution Date;

                                    ,,        From Excess Cash Flow,  to pay to the holders of the Class A, Class M and Class B
                                        Certificates,  the amount of any Relief Act  Shortfalls  allocated  thereto,  on a pro rata basis based on Relief Act  Shortfalls  allocated  thereto  for that  Distribution
                                        Date;

                                    ,,        From Excess Cash Flow,  to pay to the  holders of the Class A  Certificates,  pro rata,  then to the Class M  Certificates,  in order of priority,  and then the Class B
                                        Certificates,  the  principal  portion of any  realized  losses  previously  allocated thereto that remain unreimbursed;

                                    ,,        From  Excess Cash Flow,  to pay any swap  termination  payments  owed to the Swap
                                        Counterparty due to a swap counterparty trigger event; and

                                    ,,        From Excess Cash Flow,  to pay to the  holders of the Class SB  Certificates  any balance  remaining,  in  accordance  with  the  terms  of the  pooling  and  servicing agreement.

 INTEREST ACCRUAL PERIOD:             From and including the preceding  Distribution  Date (for the first accrual period,  the closing date) to but excluding the current Distribution Date on an actual/360 basis.
 CLASS A PASS-THROUGH RATES:          On each  Distribution  Date, the Class A Pass-Through  Rate on each class of the Class A
                                      Certificates  will be a per annum  rate  equal to the least of (x) for any  Distribution
                                      Date  which  occurs  prior to the  second  Distribution  Date  after the first  possible
                                      Optional  Call  Date,  One-Month  LIBOR plus the  related  margin  for such  class,  and beginning  on the  second  Distribution  Date  after the first  possible  Optional  Call
                                      Date, One-Month  LIBOR plus 2 times the related  margin for such class,  (y) the Net WAC
                                      Cap Rate and (z) 14.00% per annum.
 CLASS M PASS-THROUGH RATES:          On  each  Distribution  Date,  the  Pass-Through  Rate  on  each  class  of the  Class M
                                      Certificates  will be a per annum  rate  equal to the least of (x) for any  Distribution
                                      Date  which  occurs  prior to the  second  Distribution  Date  after the first  possible
                                      Optional  Call  Date,  One-Month  LIBOR plus the  related  margin  for such  class,  and beginning on the second  Distribution  Date after the first possible Optional Call Date,
                                      One-Month  LIBOR plus 1.5 times the related  margin for such class,  (y) the Net WAC Cap
                                      Rate and (z) 14.00% per annum.
 CLASS B PASS-THROUGH RATES:          On  each  Distribution  Date,  the  Pass-Through  Rate  on  each  class  of the  Class B
                                      Certificates  will be a per annum  rate  equal to the least of (x) for any  Distribution
                                      Date  which  occurs  prior to the  second  Distribution  Date  after the first  possible
                                      Optional  Call  Date,  One-Month  LIBOR plus the  related  margin  for such  class,  and beginning on the second  Distribution  Date after the first possible Optional Call Date,
                                      One-Month  LIBOR plus 1.5 times the related  margin for such class,  (y) the Net WAC Cap
                                      Rate and (z) 14.00% per annum.
 NET WAC CAP RATE:                    With  respect to any  Distribution  Date,  a per annum rate  (which will not be less than zero) equal to (i) the product of (a) the  weighted  average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled  payments due on such Mortgage Loans during the related due period,  and (b) a fraction  expressed as a percentage,  the  numerator  of which is 30 and the  denominator  of which is the  actual number of days in the related  Interest  Accrual Period,  minus (ii) the product of (a) a fraction  expressed as a percentage  the numerator of which is the amount of any net swap payments or swap termination  payment not due to a swap  counterparty  trigger event owed to the Swap  Counterparty  as of such  Distribution  Date and the denominator of which is the aggregate  Stated  Principal  Balance of the mortgage  loans as of such  Distribution
                                      Date,  and (b) a  fraction  expressed as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual number of days in the related  Interest  Accrual
                                      Period.
 EXPENSE FEE RATE:                    With respect to any Mortgage  Loan,  the expense fee rate  consists of the servicing fee for such  Mortgage  Loan.  The  servicing  fee  consists of (a)  servicing  compensation payable to the master servicer for its master servicing  activities and (b) subservicing and other related compensation payable to the sub-servicer,  including compensation paid to the master  servicer as the direct  servicer of a Mortgage Loan for which there is no subservicer.
 NET MORTGAGE RATE:                   With respect to any Mortgage Loan, the mortgage rate minus the Expense Fee Rate.
 ELIGIBLE MASTER SERVICING            With respect to any  Distribution  Date,  the lesser of (i) one twelfth of 0.125% of the
 COMPENSATION:                        stated principal balance of the Mortgage Loans  immediately  preceding that Distribution
                                      Date and (ii) the sum of the Master  Servicing  fee  payable to the Master  Servicer  in respect of its master  servicing  activities  and  reinvestment  income  received by the
                                      Master Servicer on amounts payable on that Distribution Date.
 ADVANCES:                            The Master  Servicer  will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the loan.

  SENIOR ENHANCEMENT  PERCENTAGE:     On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be equal to a fraction,  the  numerator  of  which  is the  sum of (x)  the  aggregate  Certificate
                                      Principal  Balance of the Class M Certificates  and Class B Certificates  immediately prior  to  that  Distribution  Date  and (y) the  Overcollateralization  Amount,  for
                                      purposes of this definition only, after taking into account the Principal  Remittance
                                      Amount,  and the denominator of which is the aggregate  stated  principal  balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made  on  that
                                      Distribution Date.

  TRIGGER EVENT:                      A Trigger Event is in effect on any  Distribution  Date on or after the Stepdown Date if either  (i) the  three-month  average  of the  Sixty-Plus  Delinquency  Percentage equals or exceeds [ ]% of the Senior  Enhancement  Percentage  for that  Distribution
                                      Date or (ii) on or after  the  Distribution  Date in  February  2009  the  cumulative realized  losses on the  Mortgage  Loans as a  percentage  of the  initial  aggregate principal  balance of the Mortgage  Loans as of the Cut-off Date exceed the following amounts:

------------------ ---------------------------------------------------------------------------
                     Loss Trigger
------------------ ---------------------------------------------------------------------------
Months 25-36       [ ]% in the first month plus an additional 1/12th of [ ]% for every month thereafter
                   [ ]% in the first month plus an additional 1/12th of [ ]% for every month
Months 37-48       thereafter
                   [ ]% in the first month plus an additional 1/12th of [ ]% for every month
Months 49-60       thereafter
                   [ ]% in the first month plus an additional 1/12th of [ ]% for every month
Months 61-72       thereafter
                   [ ]% in the first month plus an additional 1/12th of [ ]% for every month
Months 73-84       thereafter

Months 85 and
thereafter         [ ]%
------------------ ---------------------------------------------------------------------------

SIXTY-PLUS  DELINQUENCY PERCENTAGE:
                                        With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate  stated  principal  balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including  Mortgage  Loans in  foreclosure  and REO,  over (y) the  aggregate  stated
                                        principal  balance  of  all  of  the  Mortgage  Loans   immediately   preceding  that
                                        Distribution Date.

  PRINCIPAL REMITTANCE AMOUNT:
                                        For any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of
                                        the  repurchase  of  Mortgage  Loans  or,  in  the  case  of  substitution,   amounts
                                        representing  a  principal  adjustment  as  required  in the  pooling  and  servicing agreement during the preceding calendar month; and (iii) the principal portion of all other  unscheduled  collections  received on the Mortgage  Loans during the preceding calendar month including,  without limitation, full and partial principal prepayments made by the  respective  mortgagors,  to the extent not  distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT:       On any  Distribution  Date,  the  lesser  of (a)  the  excess  of (i)  the  Available
                                      Distribution  Amount plus for  inclusion  in Excess Cash Flow for  purposes of clause
                                      (b) (v) and  (vi)  in this  definition,  the  amounts  received  by the  Supplemental
                                      Interest  Trust  Trustee  under  the Swap  Agreement  or the Cap  Agreement  for that
                                      Distribution  Date to the extent set forth in clauses  (2) and (3) under the  "Excess
                                      Cash Flow  Distributions"  above, over (ii) the interest  distribution amount and (b)
                                      the aggregate amount described below:

                                      (i)     the  principal  portion of all  scheduled  monthly  payments on the  Mortgage
                                      Loans received or advanced with respect to the related due period;

                                      (ii)    the principal  portion of all proceeds of the  repurchase of Mortgage  Loans, or, in the case of a substitution,  amounts representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                                      (iii)   the  principal  portion  of all  other  unscheduled  collections  other  than subsequent  recoveries,  received on the Mortgage Loans during the preceding calendar month,  or deemed to be received  during the  preceding  calendar  month,  including, without  limitation,  full and partial  principal  prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

                                      (iv)    the lesser of (a) subsequent  recoveries for that  distribution  date and (b)
                                      the  principal  portion  of any  realized  losses  allocated  to any class of offered certificates on a prior distribution date and remaining unpaid;

                                      (v)     the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the extent  not used in clause  (b) (iv)  above on such  Distribution  Date,  and (b) the principal  portion of any realized losses incurred,  or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that  Distribution  Date to the extent  covered by Excess Cash Flow for that  Distribution  Date as  described  under
                                      "--Excess Cash Flow Distributions" above; and

                                      (vi)    the lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent not used pursuant to clause (b) (iv) and (v) above on such Distribution  Date,
                                      and  (b)  the  amount  of  any   Overcollateralization   Increase   Amount  for  that
                                      Distribution  Date, to the extent  covered by Excess Cash Flow for that  Distribution
                                      Date as described under "Excess Cash Flow Distributions" above;
                                      minus

                                      (vii)   the   amount  of  any   Overcollateralization   Reduction   Amount  for  that
                                      Distribution Date; and

                                      (viii)  any capitalization reimbursement amount.

                                      In no event will the Principal  Distribution  Amount on any Distribution Date be less than zero or greater than the outstanding  aggregate certificate principal balance of the Class A, Class M and Class B Certificates.

 CLASS A PRINCIPAL DISTRIBUTION       With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date, the lesser of:

                                      the Principal  Distribution  Amount for that Distribution  Date; and the excess, if
                                      any,  of  (A)  the  aggregate   Certificate   Principal  Balance  of  the  Class  A
                                      Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of
                                      (x)  the  product  of (1)  the  applicable  Subordination  Percentage  and  (2) the aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the OC Floor.

 SEQUENTIAL CLASS M PRINCIPAL         The "Sequential  Class M Principal  Distribution  Amount" is an amount equal to the
 DISTRIBUTION AMOUNT:                 lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the
                                      Class A  Certificates  after  taking into account the  distribution  of the Class A
                                      Principal  Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Sequential Class M Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the Class M-3S  Subordination  Percentage and the Stated  Principal  Balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate Stated
                                      Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION     The "Class M-4 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount and Sequential  Class M
                                      Principal  Distribution  Amount  and  (b)  the  excess  of (x)  the  sum of (i) the aggregate  Certificate  Principal  Balance of the Class A Certificates,  Class M-1S
                                      Certificates,  Class M-2S  Certificates and Class M-3S  Certificates,  after taking into  account the  distribution  of the Class A Principal  Distribution  Amount and
                                      Sequential  Class  M  Principal   Distribution  Amount  and  (ii)  the  Certificate
                                      Principal  Balance  of  the  Class  M-4  Certificates  immediately  prior  to  that
                                      Distribution  Date  over  (y) the  lesser  of (i)  the  product  of the  applicable
                                      Subordination  Percentage  and the Stated  Principal  Balance of the Mortgage Loans
                                      after giving effect to distributions to be made on that  Distribution Date and (ii)
                                      the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION     The "Class M-5 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution Amount, and the Class M-4 Principal Distribution Amount and
                                      (b) the excess of (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class A  Certificates,  Class M-1S  Certificates,  Class M-2S  Certificates,
                                      Class M-3S  Certificates,  Class M-4  Certificates,  after  taking into account the distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                      Principal  Distribution  Amount,  and Class M-4 Principal  Distribution  Amount and
                                      (ii) the Certificate  Principal  Balance of the Class M-5 Certificates  immediately prior to that  Distribution  Date  over (y) the  lesser of (i) the  product  of the applicable  Subordination  Percentage  and  the  Stated  Principal  Balance  of the
                                      Mortgage  Loans  after  giving  effect  to   distributions   to  be  made  on  that
                                      Distribution  Date and (ii) the aggregate Stated Principal  Balance of the Mortgage
                                      Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the OC Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION     The "Class M-6 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate  Certificate  Principal  Balance of the Class A  Certificates,  Class
                                      M-1S  Certificates,  Class M-2S Certificates,  Class M-3S  Certificates,  Class M-4
                                      Certificates,  Class M-5  Certificates,  after taking into account the distribution of the  Class  A  Principal  Distribution  Amount,  Sequential  Class  M  Principal
                                      Distribution  Amount,  Class  M-4  Principal  Distribution  Amount  and  Class  M-5
                                      Principal  Distribution  Amount and (ii) the Certificate  Principal  Balance of the
                                      Class M-6 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      Stated   Principal   Balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate Stated
                                      Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION     The "Class M-7 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5 Principal  Distribution  Amount and the Class M-6 Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  Certificate
                                      Principal Balance of the Class A Certificates,  Class M-1S Certificates, Class M-2S
                                      Certificates,   Class  M-3S  Certificates,   Class  M-4  Certificates,   Class  M-5
                                      Certificates   and  Class  M-6   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                      Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5
                                      Principal  Distribution Amount and Class M-6 Principal Distribution Amount and (ii)
                                      the Certificate  Principal Balance of the Class M-7 Certificates  immediately prior to that  Distribution Date over (y) the lesser of (i) the product of the applicable
                                      Subordination  Percentage  and the Stated  Principal  Balance of the Mortgage Loans
                                      after giving effect to distributions to be made on that  Distribution Date and (ii)
                                      the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION     The "Class M-8 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount and the Class M-7  Principal  Distribution  Amount and (b) the excess of (x)
                                      the  sum of (i)  the  aggregate  Certificate  Principal  Balance  of  the  Class  A
                                      Certificates,   Class  M-1S  Certificates,  Class  M-2S  Certificates,  Class  M-3S
                                      Certificates,   Class  M-4  Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates   and  Class  M-7   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                      Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5
                                      Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount and Class
                                      M-7 Principal  Distribution  Amount and (ii) the Certificate  Principal  Balance of
                                      the Class M-8 Certificates  immediately  prior to that  Distribution  Date over (y)
                                      the lesser of (i) the product of the  applicable  Subordination  Percentage and the
                                      Stated   Principal   Balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate Stated
                                      Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION     The "Class M-9 Principal  Distribution  Amount" is an amount equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount,  the Class M-7  Principal  Distribution  Amount and the Class M-8 Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate
                                      Certificate   Principal   Balance   of  the  Class  A   Certificates,   Class  M-1S
                                      Certificates,   Class  M-2S  Certificates,   Class  M-3S  Certificates,  Class  M-4
                                      Certificates,   Class  M-5  Certificates,   Class  M-6   Certificates,   Class  M-7
                                      Certificates   and  Class  M-8   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                      Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5
                                      Principal  Distribution Amount, Class M-6 Principal  Distribution Amount, Class M-7
                                      Distribution  Amount  and  Class M-8  Principal  Distribution  Amount  and (ii) the
                                      Certificate  Principal  Balance of the Class M-9 Certificates  immediately prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable
                                      Subordination  Percentage  and the Stated  Principal  Balance of the Mortgage Loans
                                      after giving effect to distributions to be made on that  Distribution Date and (ii)
                                      the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS B PRINCIPAL DISTRIBUTION       The "Class B  Principal  Distribution  Amount" is an amount  equal to the lesser of
 AMOUNT:                              (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount,  the Class  M-7  Principal  Distribution  Amount,  the Class M-8  Principal
                                      Distribution Amount and the Class M-9 Principal  Distribution Amount and (b) to the
                                      excess of (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the
                                      Class A Certificates,  Class M-1S Certificates, Class M-2S Certificates, Class M-3S
                                      Certificates,   Class  M-4  Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates,  Class  M-7  Certificates,  Class  M-8  Certificates  and  Class  M-9
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution  Amount,  Sequential Class M Principal  Distribution Amount, Class M-4
                                      Principal  Distribution Amount, Class M-5 Principal  Distribution Amount, Class M-6
                                      Principal  Distribution  Amount, Class M-7 Distribution Amount, Class M-8 Principal
                                      Distribution  Amount  and  Class M-9  Principal  Distribution  Amount  and (ii) the
                                      Certificate  Principal  Balance of the Class B  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable
                                      Subordination  Percentage  and the Stated  Principal  Balance of the Mortgage Loans
                                      after giving effect to distributions to be made on that  Distribution Date and (ii)
                                      the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 ALLOCATION OF LOSSES:                Any realized losses will be allocated in the following order of priority:
                                     (i)      To Excess Cash Flow for the related Distribution Date;
                                     (ii)     To the Overcollateralization Amount, until it has been reduced to zero;

                                     (iii)    To the Class B  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

                                     (iv)     To the Class M-9 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (v)      To the Class M-8 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (vi)     To the Class M-7 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (vii)    To the Class M-6 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (viii)   To the Class M-5 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (ix)     To the Class M-4 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                     (x)      To the Class M-3S Certificates,  until the Certificate Principal Balance thereof has been reduced to zero;

                                     (xi)     To the Class M-2S Certificates,  until the Certificate Principal Balance thereof has been reduced to zero;

                                     (xii)    To the Class M-1S Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; and

                                     (xiii)   To the  Class  A  Certificates,  on a pro  rata  basis,  until  the  Certificate
                                              Principal Balances thereof have been reduced to zero.

  STEPDOWN DATE:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately  succeeding  the
                                      Distribution Date on which the aggregate  Certificate  Principal Balance of the Class A
                                      Certificates  has  been  reduced  to  zero  or  (ii)  the  later  to  occur  of (x) the
                                      Distribution  Date in February  2010 and (y) the first  Distribution  Date on which the
                                      Senior  Enhancement  Percentage is greater than or equal to the  Specified  Enhancement
                                      Percentage.

  SPECIFIED ENHANCEMENT PERCENTAGE:   The Specified Enhancement Percentage is approximately [42.80]%.

 PRELIMINARY PROSPECTUS:              The Offered  Certificates  will be offered  pursuant to a Preliminary  Prospectus which includes  a Base  Prospectus.  Additional  information  with  respect  to  the  Offered
                                      Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

                                                    SWAP AGREEMENT

 On the Closing Date,  the  Supplemental  Interest  Trust Trustee will enter into a Swap Agreement with (the "Swap
 Counterparty")  for the benefit of the Class A, Class M and Class B  Certificates.  The Swap  Agreement will have an initial  notional  amount of  $364,379,139.  Under the Swap  Agreement,  on or before each  Distribution  Date commencing  with the  Distribution  Date in August  2007 and ending with the  Distribution  Date in June 2011 the
 Supplemental  Interest  Trust  shall  be  obligated  to pay to the  Swap  Counterparty  a fixed  amount  for that
 Distribution  Date,  equal to the product of (x) a fixed rate equal to [5.27]% per annum,  (y) the swap  notional amount set forth in the schedule below,  and (z) a fraction,  the numerator of which is 30 and the denominator of which is 360, and the Swap  Counterparty  will be obligated to pay to the Supplemental  Interest Trust a floating amount for that  Distribution  Date, equal to the product of (x) One-Month  LIBOR, as determined  pursuant to the
 Swap Agreement,  for the related  calculation  period (as defined in the Swap  Agreement),  (y) the swap notional amount  set forth in the  schedule  below,  and (z) a  fraction,  the  numerator  of which is equal to the actual number of days in the related  calculation  period and the  denominator  of which is 360.  Only the net amount of the two obligations  above will be paid by the appropriate  party.  Upon early termination of the Swap Agreement, the Supplemental  Interest Trust or the Swap Counterparty may be liable to make a termination  payment (the "Swap
 Termination  Payment")  to the  other  party,  regardless  of  which  party  caused  the  termination.  The  Swap
 Termination  Payment will be computed in accordance with the procedures set forth in the Swap  Agreement.  In the event that the Supplemental  Interest Trust is required to make a Swap Termination Payment,  that payment will be paid on the related  Distribution  Date, and on any subsequent  Distribution  Dates until paid in full,  prior to distributions to  Certificateholders  (other than a Swap Termination  Payment due to a swap counterparty  trigger event).

 Amounts  payable  by the  Supplemental  Interest  Trust in  respect  of net swap  payments  and Swap  Termination
 Payments  (other  than Swap  Termination  Payments  resulting  from a swap  counterparty  trigger  event) will be deducted  from  available  funds  before  distributions  to the  holders  of the  Class  A,  Class M and  Class B
 Certificates.  On each Distribution Date, such amounts will be distributed by the Supplemental  Interest Trust to the Swap  Counterparty,  first to make any net swap  payment owed to the Swap  Counterparty  pursuant to the Swap
 Agreement  for  such  Distribution  Date,  and  second  to make any Swap  Termination  Payment  not due to a swap counterparty  trigger  event  owed to the Swap  Counterparty  pursuant  to the Swap  Agreement.  Payments  by the
 Supplemental  Interest Trust to the Swap  Counterparty in respect of any Swap Termination  Payment triggered by a swap  counterparty  trigger event pursuant to the Swap Agreement will be  subordinated  to  distributions  to the holders of the Class A, Class M and Class B Certificates and will be paid by the  Supplemental  Interest Trust to the Swap Counterparty as set forth in the Pooling and Servicing Agreement.

 Amounts  payable by the Swap  Counterparty  to the  Supplemental  Interest  Trust  (other  than Swap  Termination
 Payments)  will be deposited by the  Supplemental  Interest  Trust  Trustee  into the Swap  Account,  and will be included in and become part of Excess Cash Flow.

                                                    SWAP SCHEDULE

------------ ------------------- ----------- --------------------
               SWAP NOTIONAL                    SWAP NOTIONAL
  PERIOD         AMOUNT ($)        PERIOD        AMOUNT ($)
------------ ------------------- ----------- --------------------
          1                0.00          28       132,981,488.67
          2                0.00          29       126,428,933.07
          3                0.00          30       120,273,387.38
          4                0.00          31       114,665,421.34
          5                0.00          32       109,428,937.79
          6                0.00          33       104,271,031.21
          7      364,379,138.94          34        97,833,690.39
          8      354,252,262.91          35        89,957,347.92
          9      343,329,620.66          36        83,299,682.96
         10      330,647,285.90          37        78,891,308.59
         11      317,180,408.46          38        78,891,308.59
         12      304,475,676.35          39        75,943,971.75
         13      292,915,888.80          40        72,229,531.78
         14      282,286,992.03          41        68,744,417.84
         15      272,484,331.59          42        65,554,364.94
         16      263,342,381.18          43        62,622,037.18
         17      254,723,074.95          44        59,890,478.81
         18      246,659,648.23          45        57,308,043.76
         19      239,062,934.68          46        54,821,643.21
         20      231,850,334.62          47        52,434,900.59
         21      223,506,801.85          48        50,165,640.74
         22      208,776,926.71          49        48,028,079.89
         23      187,834,217.32          50        46,038,394.72
         24      170,878,754.59          51        44,152,407.96
         25      158,171,190.28          52        42,391,725.54
         26      148,200,776.92          53        40,734,666.49
         27      139,943,306.65
------------ ------------------- ----------- --------------------

                                                   CAP AGREEMENT

On the Closing Date, the Supplemental Interest Trust Trustee will enter into a Cap Agreement with [TBD] (the "Cap
Provider") for the benefit of the Class A, Class M and Class B Certificates.

Under the Cap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2007 and ending with the Distribution Date in June 2011, the Cap Provider will be obligated to pay to the Supplemental
Interest Trust Trustee a floating amount for that Distribution Date, equal to the product of (x) the excess of
(i) One-Month LIBOR, as determined pursuant to the Cap Agreement, for the related calculation period (as defined in the Cap Agreement) over (ii) the Strike Rate as set forth in the table below, (y) the Cap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Cap Notional Amount for each Distribution Date will be equal to the lesser of (x) the excess, if any, of (i)
the outstanding aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates
immediately preceding that Distribution Date over (ii) the swap notional amount for the related Distribution Date and (y) the Calculation Amount for such Distribution Date (as set forth below) (such lesser amount, the "Cap
Notional Amount").

----------- ---------------- ---------------- --------- -------- ------------------- --------------- ----------
  PERIOD     DISTRIBUTION      CALCULATION    STRIKE    PERIOD   DISTRIBUTION MONTH   CALCULATION     STRIKE
                 MONTH         AMOUNT ($)     RATE (%)                                 AMOUNT ($)     RATE(%)
----------- ---------------- ---------------- --------- -------- ------------------- --------------- ----------
----------- ---------------- ---------------- --------- -------- ------------------- --------------- ----------
         1  February, 2007              0.00   5.34%         28      May, 2009        63,769,895.29    5.34%
         2    March, 2007               0.00   5.34%         29      June, 2009       63,704,131.67    5.34%
         3    April, 2007               0.00   5.34%         30      July, 2009       63,517,351.22    5.34%
         4     May, 2007                0.00   5.34%         31     August, 2009      63,206,628.31    5.34%
         5    June, 2007                0.00   5.34%         32   September, 2009     62,806,794.05    5.34%
         6    July, 2007                0.00   5.34%         33    October, 2009      62,376,741.26    5.34%
         7   August, 2007      13,007,158.23   5.34%         34    November, 2009     62,156,821.77    5.34%
         8  September, 2007    15,813,841.79   5.34%         35    December, 2009     62,571,703.42    5.34%
         9   October, 2007     18,818,785.15   5.34%         36    January, 2010      62,474,791.29    5.34%
        10  November, 2007     22,325,355.32   5.34%         37    February, 2010     60,791,703.55    5.34%
        11  December, 2007     26,022,258.37   5.34%         38     March, 2010       59,095,866.23    5.34%
        12   January, 2008     29,338,460.77   5.34%         39     April, 2010       57,240,414.20    5.34%
        13  February, 2008     32,181,153.68   5.34%         40      May, 2010        56,441,295.81    5.34%
        14    March, 2008      34,665,649.24   5.34%         41      June, 2010       55,594,600.27    5.34%
        15    April, 2008      36,833,062.12   5.34%         42      July, 2010       54,736,232.57    5.34%
        16     May, 2008       38,748,572.58   5.34%         43     August, 2010      53,869,295.67    5.34%
        17    June, 2008       40,463,419.64   5.34%         44   September, 2010     52,995,665.78    5.34%
        18    July, 2008       41,981,500.45   5.34%         45    October, 2010      52,113,211.30    5.34%
        19   August, 2008      43,335,847.96   5.34%         46    November, 2010     51,217,862.86    5.34%
        20  September, 2008    44,569,051.56   5.34%         47    December, 2010     50,314,850.40    5.34%
        21   October, 2008     46,094,032.65   5.34%         48    January, 2011      49,407,496.87    5.34%
        22  November, 2008     49,852,059.40   5.34%         49    February, 2011     48,500,051.53    5.34%
        23  December, 2008     56,401,303.37   5.34%         50     March, 2011       47,598,079.44    5.34%
        24   January, 2009     60,485,457.12   5.34%         51     April, 2011       46,707,007.09    5.34%
        25  February, 2009     62,439,176.52   5.34%         52      May, 2011        45,796,704.11    5.34%
        26    March, 2009      63,329,920.35   5.34%         53      June, 2011       44,887,221.05    5.34%
        27    April, 2009      63,703,733.44   5.34%
----------- ---------------- ---------------- --------- -------- ------------------- --------------- ----------

                                                CORRIDOR CONTRACTS

The Class A, Class M and Class B Certificates will also have the benefit of the related corridor contract (each, a "Corridor Contract").  Payments received from the related Corridor Contract will be available to cover Basis
Risk Shortfall Carry-Forward Amounts on the Class A, Class M and Class B Certificates, as applicable, on each
Distribution Date, prior to application of Excess Cash Flow,

Under each Corridor Contract, on or before each Distribution Date commencing with the Distribution Date in
February 2007 and ending with the Distribution Date in July 2007, the Corridor Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee a floating amount for that Distribution Date, equal to the product of (a) an amount equal to the Corridor Contract Notional Balance (as set forth below) for that
Distribution Date and (b) the positive excess, if any, of (i) the lesser of (x) One-Month LIBOR (as determined pursuant to the related Corridor Contract) and (y) the applicable Corridor Contract Upper Strike Rate (as set forth below) over (ii) the applicable Corridor Contract Lower Strike Rate (as set forth below) (calculated on an actual/360-day basis).

With respect to the Corridor Contract for the Class A Certificates and any Distribution Date referenced below, the Corridor Contract Notional Balance will be the lesser of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date and (2) the approximate amount of the
"Notional Balance" specified below for that Distribution Date.

With respect to the Corridor Contract for the Class M Certificates and Class B Certificates and any Distribution
Date referenced below, the Corridor Contract Notional Balance will be the lesser of (1) the aggregate Certificate
Principal Balance of the Class M Certificates and Class B Certificates immediately prior to that Distribution
Date and (2) the approximate amount of the "Notional Balance" specified below for that Distribution Date.

                            ONE MONTH LIBOR CORRIDOR TABLE FOR THE CLASS A CERTIFICATES

    -------------------------------------------------------------------------------------------------------------
                      BEGINNING        ENDING            NOTIONAL            LOWER STRIKE        UPPER STRIKE
        PERIOD         ACCRUAL        ACCRUAL           BALANCE ($)            RATE (%)            RATE (%)
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           1          02/08/2007     02/25/2007         332,500,000             10.870              10.870
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           2          02/25/2007     03/25/2007         329,599,651              8.433              10.870
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           3          03/25/2007     04/25/2007         325,772,913              7.604              10.870
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           4          04/25/2007     05/25/2007         321,023,804              7.861              10.870
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           5          05/25/2007     06/25/2007         315,360,764              7.604              10.870
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           6          06/25/2007     07/25/2007         308,796,565              7.862              10.870
    -------------------------------------------------------------------------------------------------------------

               ONE MONTH LIBOR CORRIDOR TABLE FOR THE CLASS M CERTIFICATES AND CLASS B CERTIFICATES

    -------------------------------------------------------------------------------------------------------------
                      BEGINNING        ENDING            NOTIONAL            LOWER STRIKE        UPPER STRIKE
        PERIOD         ACCRUAL        ACCRUAL           BALANCE ($)            RATE (%)            RATE (%)
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           1          02/08/2007     02/25/2007         83,121,000               9.840              9.840
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           2          02/25/2007     03/25/2007         83,121,000               7.903              9.840
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           3          03/25/2007     04/25/2007         83,121,000               7.074              9.840
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           4          04/25/2007     05/25/2007         83,121,000               7.331              9.840
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           5          05/25/2007     06/25/2007         83,121,000               7.074              9.840
    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------
           6          06/25/2007     07/25/2007         83,121,000               7.332              9.840
    -------------------------------------------------------------------------------------------------------------

                                                     CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                             212-449-3659            scott_soltas@ml.com
Vince Mora                               212-449-1435            vince_morajr@ml.com
Brian Kane                               212-449-3660            brian_f_kane@ml.com
Charles Sorrentino                       212-449-3659            charles_sorrentino@ml.com
Matthew Sawatzky                         212-449-3660            matthew_sawatzky@ml.com
Edgar Seah                               + 813-6225-7803         edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                              212-449-0752            matthew_whalen@ml.com
Paul Park                                212-449-6380            paul_park@ml.com
Tim Loughlin                             212-449-1646            timothy_loughlin@ml.com
Tom Saywell                              212-449-2122            tom_saywell@ml.com
Ketan Parekh                             212-449-9506            ketan_parekh@ml.com
Fred Hubert                              212-449-5071            fred_hubert@ml.com
Alice Chu                                212-449-1701            alice_chu@ml.com
Sonia Lee                                212-449-5067            sonia_lee@ml.com
Keith Singletary                         212-449-9431            keith_singletary@ml.com
Calvin Look                              212-449-5029            calvin_look@ml.com
Yimin Ge                                 212-449-9401            yimin_ge@ml.com
Hoi Yee Leung                            212-449-1901            hoiyee_leung@ml.com
Mark Dereska                             212-449-1008            mark_dereska@ml.com
Paul Fetch                               212-449-1002            paul_fetch@ml.com

MOODY'S
Odile Grisard Boucher                    212-553-1382            odile.grisardboucher@moodys.com

STANDARD & POOR'S
Michael Dougherty                        212-438-6891            mike_p_dougherty@standardandpoors.com

FITCH
Laura Pokojni                            212-908-0228            laura.pokojni@fitchratings.com

                                                                                          FREE WRITING PROSPECTUS CONTAINING
                                                 COMPUTATIONAL MATERIALS (APPENDIX) (PART II OF II) FOR RASC SERIES 2007-KS1

                                       RASC SERIES 2007-KS1 TRUST

                   HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-KS1

                            $[409,699,000] (APPROXIMATE OFFERED CERTIFICATES)

                                           Subject to Revision

        February 1, 2007 - Free Writing Prospectus Containing Computational Materials (Appendix)

Any transactions in the certificates will be effected through Merrill Lynch,  Pierce,  Fenner & Smith
Incorporated.

The  information  herein  has  been  provided  solely  by  Merrill  Lynch,  Pierce,  Fenner  &  Smith
Incorporated  ("Merrill  Lynch") based on information  with respect to the Mortgage Loans provided by
Residential Funding Company, LLC ("RFC") and its affiliates.

 THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION (File No.  333-131209) FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE
YOU INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS  THE
DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR  AND  THE  OFFERING.  YOU MAY  GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE
SECURITIES  AND  EXCHANGE  COMMISSION  WEB  SITE  AT  WWW.SEC.GOV.   ALTERNATIVELY,   THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING 1-800-248-3580.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.
Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase
Certificates.  You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The Certificates referred to in these materials are being sold when, as and if issued.
The issuing entity is not obligated to issue such Certificates or any similar security and the underwriters' obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in this free writing prospectus. The underwriters' obligation to sell any of the Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such
Certificates, the underwriters will notify you, and neither the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

The certificates may not be suitable for all investors.  Merrill Lynch and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Merrill Lynch and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Merrill Lynch's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Merrill Lynch does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. Merrill Lynch (or any of its affiliates)
or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Merrill Lynch may make a market in the certificates referred to herein.

Any yields or weighted average lives shown in this free writing prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in this free writing prospectus. Furthermore, unless otherwise provided, this free writing prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in this free writing prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing this free writing prospectus.

Finally, Merrill Lynch has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Merrill Lynch strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                 CONTACTS

MBS/ABS TRADING/SYNDICATE
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Vince Mora                               212-449-1435            vince_morajr@ml.com
Brian Kane                               212-449-3660            brian_f_kane@ml.com
Charles Sorrentino                       212-449-3659            charles_sorrentino@ml.com
Matthew Sawatzky                         212-449-3660            matthew_sawatzky@ml.com
Edgar Seah                               + 813-6225-7803         edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                              212-449-0752            matthew_whalen@ml.com
Paul Park                                212-449-6380            paul_park@ml.com
Tim Loughlin                             212-449-1646            timothy_loughlin@ml.com
Tom Saywell                              212-449-2122            tom_saywell@ml.com
Ketan Parekh                             212-449-9506            ketan_parekh@ml.com
Fred Hubert                              212-449-5071            fred_hubert@ml.com
Alice Chu                                212-449-1701            alice_chu@ml.com
Sonia Lee                                212-449-5067            sonia_lee@ml.com
Keith Singletary                         212-449-9431            keith_singletary@ml.com
Calvin Look                              212-449-5029            calvin_look@ml.com
Yimin Ge                                 212-449-9401            yimin_ge@ml.com
Hoi Yee Leung                            212-449-1901            hoiyee_leung@ml.com
Mark Dereska                             212-449-1008            mark_dereska@ml.com
Paul Fetch                               212-449-1002            paul_fetch@ml.com

MOODY'S
Odile Grisard Boucher                    212-553-1382            odile.grisardboucher@moodys.com

STANDARD & POOR'S
Michael Dougherty                        212-438-6891            mike_p_dougherty@standardandpoors.com

FITCH
Laura Pokojni                            212-908-0228            laura.pokojni@fitchratings.com

                                       CLASS A NET WAC CAP SCHEDULE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                    Net WAC Cap       Effective Rate        Month        Net WAC Cap     MonEffective Rate
                    Rate (%) (1)       (%) (1,2)                          Rate (%) (1)       (%) (1,2)
----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               14.00             14.00              41               10.96            14.00
       2               8.56              11.00              42               11.31            14.00
       3               7.73              11.00              43               10.93            14.00
       4               7.99              11.00              44               10.91            14.00
       5               7.73              11.00              45               11.26            14.00
       6               7.99              11.00              46               10.88            14.00
       7               7.73              14.00              47               11.39            14.00
       8               7.73              14.00              48               11.00            14.00
       9               7.99              14.00              49               10.99            14.00
       10              7.73              14.00              50               12.15            14.00
       11              7.99              14.00              51               10.95            14.00
       12              7.74              14.00              52               11.30            14.00
       13              7.74              14.00              53               11.02            14.00
       14              8.27              14.00              54               11.37            11.37
       15              7.74              14.00              55               10.98            10.98
       16              8.00              14.00              56               10.97            10.97
       17              7.75              14.00              57               11.31            11.31
       18              8.01              14.00              58               10.93            10.93
       19              7.75              14.00              59               11.38            11.38
       20              7.75              14.00              60               10.99            10.99
       21              8.01              14.00              61               10.98            10.98
       22              7.80              14.00              62               11.71            11.71
       23              9.58              14.00              63               10.94            10.94
       24              9.26              14.00              64               11.29            11.29
       25              9.24              14.00              65               10.91            10.91
       26              10.22             14.00              66               11.26            11.26
       27              9.22              14.00              67               10.87            10.87
       28              9.54              14.00              68               10.86            10.86
       29              9.68              14.00              69               11.20            11.20
       30              10.00             14.00              70               10.82            10.82
       31              9.67              14.00              71               11.18            11.18
       32              9.66              14.00              72               10.80            10.80
       33              9.98              14.00              73               10.78            10.78
       34              9.66              14.00              74               11.92            11.92
       35              10.83             14.00              75               10.75            10.75
       36              10.47             14.00              76               11.09            11.09
       37              10.46             14.00              77               10.71            10.71
       38              11.57             14.00              78               11.05            11.05
       39              10.44             14.00              79               10.68            10.68
       40              10.79             14.00
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to the sum of (A) the  product of (i) 30 divided by the actual  number of days in the  Interest
       Accrual Period for the  Certificates  and (ii) the weighted average Net Mortgage Rate of the
       Mortgage  Loans,  (B) the payments  from the Swap  Agreement or the Cap  Agreement,  if any, divided by the aggregate  balance of the Mortgage Loans  multiplied by 360 divided by actual number of days and (C) the payments from the related Corridor  Contract,  if any, divided by the aggregate  Certificate  Principal Balance of the Class A Certificates  multiplied by 360 divided by the actual number of days,  subject to a 14.00% cap.

                                 CLASS M AND CLASS B NET WAC CAP SCHEDULE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                    Net WAC Cap       Effective Rate        Month        Net WAC Cap     MonEffective Rate
                    Rate (%) (1)       (%) (1,2)                          Rate (%) (1)       (%) (1,2)
----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               14.00             14.00              41               10.96            14.00
       2               8.56              10.50              42               11.31            14.00
       3               7.73              10.50              43               10.93            14.00
       4               7.99              10.50              44               10.91            14.00
       5               7.73              10.50              45               11.26            14.00
       6               7.99              10.50              46               10.88            14.00
       7               7.73              14.00              47               11.39            14.00
       8               7.73              14.00              48               11.00            14.00
       9               7.99              14.00              49               10.99            14.00
       10              7.73              14.00              50               12.15            14.00
       11              7.99              14.00              51               10.95            14.00
       12              7.74              14.00              52               11.30            14.00
       13              7.74              14.00              53               11.02            14.00
       14              8.27              14.00              54               11.37            11.37
       15              7.74              14.00              55               10.98            10.98
       16              8.00              14.00              56               10.97            10.97
       17              7.75              14.00              57               11.31            11.31
       18              8.01              14.00              58               10.93            10.93
       19              7.75              14.00              59               11.38            11.38
       20              7.75              14.00              60               10.99            10.99
       21              8.01              14.00              61               10.98            10.98
       22              7.80              14.00              62               11.71            11.71
       23              9.58              14.00              63               10.94            10.94
       24              9.26              14.00              64               11.29            11.29
       25              9.24              14.00              65               10.91            10.91
       26              10.22             14.00              66               11.26            11.26
       27              9.22              14.00              67               10.87            10.87
       28              9.54              14.00              68               10.86            10.86
       29              9.68              14.00              69               11.20            11.20
       30              10.00             14.00              70               10.82            10.82
       31              9.67              14.00              71               11.18            11.18
       32              9.66              14.00              72               10.80            10.80
       33              9.98              14.00              73               10.78            10.78
       34              9.66              14.00              74               11.92            11.92
       35              10.83             14.00              75               10.75            10.75
       36              10.47             14.00              76               11.09            11.09
       37              10.46             14.00              77               10.71            10.71
       38              11.57             14.00              78               11.05            11.05
       39              10.44             14.00              79               10.68            10.68
       40              10.79             14.00
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to the sum of (A) the  product of (i) 30 divided by the actual  number of days in the  Interest
       Accrual Period for the  Certificates  and (ii) the weighted average Net Mortgage Rate of the
       Mortgage  Loans,  (B) the payments  from the Swap  Agreement or the Cap  Agreement,  if any, divided by the aggregate  balance of the Mortgage Loans  multiplied by 360 divided by actual number of days and (C) the payments from the related Corridor  Contract,  if any, divided by the  aggregate  Certificate  Principal  Balance  of the  Class M and  Class  B  Certificates
       multiplied by 360 divided by the actual number of days,  subject to a 14.00% cap.

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC

                                     ------------- -------------- ------------- -------------- -------------- -------------
A-1
WAL (years)                             15.94          1.69           1.23          1.00           0.84           0.72
Principal Window (month)               1 - 283        1 - 40         1 - 27        1 - 22         1 - 19         1 - 16
Principal Months                         283            40             27            22             19             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             24.90          3.93           2.62          2.00           1.72           1.48
Principal Window (month)              283 - 317       40 - 59       27 - 39        22 - 28        19 - 23       16 - 21
Principal Months                          35            20             13             7              5             6
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-3
WAL (years)                             28.63          7.81           5.17          3.50           2.27           1.91
Principal Window (month)              317 - 358      59 - 149       39 - 99        28 - 72        23 - 34       21 - 27
Principal Months                          42            91             61            45             12             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-4
WAL (years)                             29.80          13.29          8.89          6.50           4.28           2.46
Principal Window (month)              358 - 358      149 - 161      99 - 108       72 - 79        34 - 61       27 - 33
Principal Months                          1             13             10             8             28             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC

A-1
WAL (years)                             15.94          1.69           1.23          1.00           0.84           0.72
Principal Window (month)               1 - 283        1 - 40         1 - 27        1 - 22         1 - 19         1 - 16
Principal Months                         283            40             27            22             19             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             24.90          3.93           2.62          2.00           1.72           1.48
Principal Window (month)              283 - 317       40 - 59       27 - 39        22 - 28        19 - 23       16 - 21
Principal Months                          35            20             13             7              5             6
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-3
WAL (years)                             28.63          7.81           5.17          3.50           2.27           1.91
Principal Window (month)              317 - 358      59 - 149       39 - 99        28 - 72        23 - 34       21 - 27
Principal Months                          42            91             61            45             12             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-4
WAL (years)                             29.80          17.17         11.82          8.73           5.99           2.46
Principal Window (month)              358 - 358      149 - 327      99 - 245      72 - 185       34 - 147       27 - 33
Principal Months                          1             179           147            114            114            7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)      Assumes 1-month LIBOR remains constant at 5.321%, 6-month LIBOR remains constant at 5.393% and
         1-year LIBOR remains constant at 5.420% and run at the Pricing Speed with no losses and trigger is not in effect.

                                       CLASS M SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                         0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
 ------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-1S
WAL (years)                             27.23          5.64           3.76          3.61           4.09           3.73
Principal Window (month)              306 - 346       51 - 88       37 - 58        41 - 47        46 - 54       33 - 48
Principal Months                          41            38             22             7              9             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-2S
WAL (years)                             29.55          9.67           6.40          4.72           4.84           3.96
Principal Window (month)              346 - 358      88 - 156       58 - 104       47 - 76        54 - 61       48 - 48
Principal Months                          13            69             47            30              8             1
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-3S
WAL (years)                             29.80          13.36          8.95          6.54           5.05           3.96
Principal Window (month)              358 - 358      156 - 161     104 - 108       76 - 79        61 - 61       48 - 48
Principal Months                          1              6             5              4              1             1
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-4
WAL (years)                             28.65          8.81           5.86          4.54           4.06           3.73
Principal Window (month)              306 - 358      51 - 161       37 - 108       40 - 79        44 - 61       43 - 48
Principal Months                          53            111            72            40             18             6
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-5
WAL (years)                             28.65          8.81           5.86          4.51           3.96           3.56
Principal Window (month)              306 - 358      51 - 161       37 - 108       39 - 79        42 - 61       40 - 48
Principal Months                          53            111            72            41             20             9
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             28.65          8.81           5.86          4.49           3.89           3.44
Principal Window (month)              306 - 358      51 - 161       37 - 108       39 - 79        41 - 61       39 - 48
Principal Months                          53            111            72            41             21             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-7
WAL (years)                             28.65          8.81           5.86          4.47           3.84           3.35
Principal Window (month)              306 - 358      51 - 161       37 - 108       38 - 79        39 - 61       37 - 48
Principal Months                          53            111            72            42             23             12
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-8
WAL (years)                             28.65          8.81           5.86          4.46           3.79           3.28
Principal Window (month)              306 - 358      51 - 161       37 - 108       38 - 79        39 - 61       36 - 48
Principal Months                          53            111            72            42             23             13
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             28.65          8.81           5.86          4.45           3.76           3.24
Principal Window (month)              306 - 358      51 - 161       37 - 108       37 - 79        38 - 61       36 - 48
Principal Months                          53            111            72            43             24             13
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

 (1)   Assumes 1-month LIBOR remains  constant at 5.321%,  6-month LIBOR remains constant at 5.393%
       and 1-year LIBOR remains  constant at 5.420% and run at the Pricing Speed with no losses and trigger is not in effect.

                                   CLASS M SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-1S
WAL (years)                             27.23          5.64           3.76          3.61           4.09           3.91
Principal Window (month)              306 - 346       51 - 88       37 - 58        41 - 47        46 - 54       33 - 56
Principal Months                          41            38             22             7              9             24
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-2S
WAL (years)                             29.55          9.67           6.40          4.72           4.89           5.37
Principal Window (month)              346 - 358      88 - 156       58 - 104       47 - 76        54 - 65       56 - 78
Principal Months                          13            69             47            30             12             23
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-3S
WAL (years)                             29.80          17.40         11.93          8.81           6.89           7.75
Principal Window (month)              358 - 358      156 - 290     104 - 206      76 - 156       65 - 121       78 - 119
Principal Months                          1             135           103            81             57             42
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-4
WAL (years)                             28.65          9.62           6.46          4.99           4.41           4.02
Principal Window (month)              306 - 358      51 - 259       37 - 180      40 - 135       44 - 105       43 - 84
Principal Months                          53            209           144            96             62             42
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-5
WAL (years)                             28.65          9.58           6.43          4.94           4.29           3.84
Principal Window (month)              306 - 358      51 - 250       37 - 174      39 - 129       42 - 100       40 - 80
Principal Months                          53            200           138            91             59             41
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             28.65          9.52           6.39          4.88           4.20           3.69
Principal Window (month)              306 - 358      51 - 238       37 - 165      39 - 122        41 - 95       39 - 76
Principal Months                          53            188           129            84             55             38
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-7
WAL (years)                             28.65          9.43           6.32          4.81           4.10           3.57
Principal Window (month)              306 - 358      51 - 225       37 - 156      38 - 115        39 - 89       37 - 71
Principal Months                          53            175           120            78             51             35
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-8
WAL (years)                             28.65          9.31           6.23          4.73           4.00           3.46
Principal Window (month)              306 - 358      51 - 209       37 - 143      38 - 105        39 - 81       36 - 65
Principal Months                          53            159           107            68             43             30
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             28.65          9.13           6.10          4.63           3.90           3.36
Principal Window (month)              306 - 358      51 - 193       37 - 132       37 - 97        38 - 75       36 - 60
Principal Months                          53            143            96            61             38             25
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes 1-month LIBOR remains  constant at 5.321%,  6-month LIBOR remains constant at 5.393%
       and 1-year LIBOR remains  constant at 5.420% and run at the Pricing Speed with no losses and trigger is not in effect.

                                           EXCESS SPREAD TABLE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
    Month            Static LIBOR(1)    Fwd LIBOR(2)                     StaticMLIBOR(1)    Fwd LIBOR(2)
                       (bps)             (bps)            Month              (bps)             (bps)

       1                500               500               41                434              430
       2                297               296               42                443              438
       3                242               238               43                432              428
       4                260               258               44                431              427
       5                241               242               45                440              436
       6                260               259               46                430              425
       7                263               263               47                440              438
       8                263               263               48                429              428
       9                264               265               49                428              426
       10               262               263               50                459              456
       11               264               266               51                426              424
       12               262               264               52                436              433
       13               262               264               53                424              424
       14               267               270               54                432              440
       15               261               265               55                412              421
       16               265               269               56                411              419
       17               262               266               57                429              436
       18               265               269               58                409              417
       19               262               267               59                431              439
       20               262               267               60                411              419
       21               265               271               61                410              418
       22               266               272               62                447              454
       23               409               403               63                408              416
       24               403               399               64                426              434
       25               401               398               65                406              415
       26               419               415               66                425              432
       27               399               398               67                405              412
       28               406               404               68                405              412
       29               408               402               69                424              431
       30               415               409               70                405              412
       31               407               402               71                425              432
       32               407               402               72                406              414
       33               414               409               73                407              414
       34               406               402               74                465              470
       35               453               446               75                408              414
       36               444               438               76                428              433
       37               443               438               77                410              416
       38               459               452               78                430              435
       39               433               428               79                412              417
       40               443               437
----------------------------------------------------------------------------------------------------------

(1)    Assumes 1-month LIBOR remains  constant at 5.321%,  6-month LIBOR remains constant at 5.393%
       and 1-year LIBOR remains  constant at 5.420% and run at the Pricing  Speed to call.  Assumes payments are received,  if any, from the related Swap  Agreement,  Cap Agreement or Corridor
       Contract.

(2)    Assumes  1-month  Forward LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the Pricing Speed to call.  Assumes  payments are received from the related Swap  Agreement,
       Cap Agreement or Corridor Contract.

                                            BREAK-EVEN TABLES

------------------------------------ ---------------------------------- ----------------------------------
                                              Static LIBOR(1)                    Fwd/LIBOR(2)
------------------------------------ ---------------- ----------------- ---------------- -----------------
                                      CDR BREAK(3)    COLLATERAL LOSS    CDR BREAK(3)    COLLATERAL LOSS
                                                            (%)                                (%)
Class M-1S                                29.4             21.49%            29.3             21.45%
Class M-2S                                23.3             18.56%            23.3             18.56%
Class M-3S                                20.2             16.86%            20.1             16.81%
Class M-4                                 17.5             15.25%            17.5             15.25%
Class M-5                                 15.1             13.69%            15.1             13.69%
Class M-6                                 13.1             12.30%            13.1             12.30%
Class M-7                                 11.1             10.80%            11.1             10.80%
Class M-8                                  9.7             9.69%              9.6             9.60%
Class M-9                                  8.4             8.60%              8.4             8.60%
------------------------------------ ---------------- ----------------- ---------------- -----------------

(1)    Assumes 1-month LIBOR remains  constant at 5.321%,  6-month LIBOR remains constant at 5.393%
       and 1-year  LIBOR  remains  constant  at 5.420% and run at the  pricing  speed to  maturity.
       Assumes  principal  and  interest  advancing,  40%  severity  rate  with a 12 month  lag and triggers are in effect at all times.

(2)    Assumes  1-month  Forward LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the pricing speed to maturity.  Assumes principal and interest advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)    CDR Break means when bonds receive first principal dollar loss.

AGGREGATE COLLATERAL SUMMARY
THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.

SUMMARY                                                                    TOTAL                   MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                    $423,028,360
Number of Mortgage Loans                                                   2,775

Average Current Principal Balance                                        $152,443                   $8,815      $999,465
Weighted Average Original Loan-to-Value                                   81.776%                   13.00%      100.00%
Weighted Average Mortgage Rate                                            8.4921%                  3.9900%      14.3750%
Weighted Average Net Mortgage Rate                                        7.9922%                  3.4900%      13.8750%
Weighted Average Note Margin                                              5.8943%                  1.9900%      8.6000%
Weighted Average Maximum Mortgage Rate                                   14.4566%                  9.9900%      18.9000%
Weighted Average Minimum Mortgage Rate                                    7.2351%                  2.4750%      11.9000%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                    25                        4            81
Weighted Average Remaining Term to Stated Maturity
(months)                                                                    353                      117          359
Weighted Average Credit Score                                               619                      500          800

Weighted Average reflected in Total
                                                                                                  PERCENT OF CUT-OFF DATE
                                                           RANGE                                  PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                               71.08%
                                                           Fixed                                    28.92%

Lien                                                       First                                    95.37%
                                                           Second                                   4.63%

Property Type                                              Single Family Detached                   73.27%
                                                           Detached PUD                             15.12%
                                                           2-4 Family                               4.44%
                                                           Condominium Low-Rise (less than 5
                                                           stories)                                 3.99%
                                                           Attached PUD                             1.84%
                                                           Townhouse/Rowhouse                       0.92%
                                                           Condominium Mid-Rise (5 to 8 stories)    0.17%
                                                           Condominium High-Rise (more than 8
                                                           stories)                                 0.15%
                                                           Manufactured Housing                     0.06%
                                                           Lease Hold                               0.05%

Occupancy Status                                           Primary Residence                        94.06%
                                                           Non-Owner Occupied                       1.77%
                                                           Investor                                 4.17%

Documentation Type                                         Full Documentation                       59.82%
                                                           Reduced Documentation                    40.18%

Loans with Prepayment penalties                                                                     75.34%

Interest Only Percentage                                                                            12.41%

                                   CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS
                                                                              % OF          AVERAGE        WEIGHTED
                                             NUMBER OF                        PRINCIPAL    PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                             LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE      ORIGINAL LTV
------------------------------------------- ------------- ------------------- ---------- -------------- ---------------
500 - 519                                        63           $7,691,295        1.82%      $122,084         68.33%
520 - 539                                       114           15,699,604        3.71        137,716         72.63
540 - 559                                       176           24,433,729        5.78        138,828         77.85
560 - 579                                       231           36,159,154        8.55        156,533         78.91
580 - 599                                       422           56,536,812        13.36       133,973         83.56
600 - 619                                       549           72,354,255        17.1        131,793         83.73
620 - 639                                       399           67,948,823        16.06       170,298         82.83
640 - 659                                       378           61,091,334        14.44       161,617         82.79
660 - 679                                       211           37,401,284        8.84        177,257         82.55
680 - 699                                       106           19,545,153        4.62        184,388         82.22
700 - 719                                        56           10,291,395        2.43        183,775         83.11
720 - 739                                        26           5,433,158         1.28        208,968         85.61
740 - 759                                        20           5,181,651         1.22        259,083         80.05
760 or greater                                   24           3,260,714         0.77        135,863         84.03
TOTAL:                                         2,775         $423,028,360      100.00%     $152,443         81.78%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 619.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
100,000 or less                                1,040        $61,266,627       14.48%      $58,910        609        83.56%
100,001 - 200,000                              1,076        155,710,963       36.81       144,713        611        80.86
200,001 - 300,000                               402          97,410,953       23.03       242,316        620        82.23
300,001 - 400,000                               137          47,509,746       11.23       346,786        632        80.78
400,001 - 500,000                                71          31,478,281        7.44       443,356        637        81.55
500,001 - 600,000                                33          18,307,231        4.33       554,765        639        84.46
600,001 - 700,000                                11          7,168,265         1.69       651,660        652        83.67
700,001 - 800,000                                2           1,426,019         0.34       713,010        656        77.50
800,001 - 900,000                                1            807,701          0.19       807,701        621        80.00
900,001 - 1,000,000                              2           1,942,573         0.46       971,286        644        75.49
TOTAL:                                         2,775        $423,028,360     100.00%     $152,443        619        81.78%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $152,443.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          NET MORTGAGE RATES OF THE MORTGAGE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
NET MORTGAGE RATE (%)                          LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
4.999% or less                                   1            $286,000        0.07%      $286,000        781        65.00%
5.000% to 5.499%                                 6           1,606,918         0.38       267,820        669        75.97
5.500% to 5.999%                                 15          3,861,745         0.91       257,450        691        73.05
6.000% to 6.499%                                104          24,081,877        5.69       231,557        655        75.99
6.500% to 6.999%                                240          52,860,998        12.5       220,254        643        76.89
7.000% to 7.499%                                435          88,327,793       20.88       203,052        632        79.13
7.500% to 7.999%                                322          59,649,453        14.1       185,247        615        81.14
8.000% to 8.499%                                431          72,999,508       17.26       169,372        606        82.90
8.500% to 8.999%                                282          39,028,194        9.23       138,398        598        83.53
9.000% to 9.499%                                301          36,921,136        8.73       122,662        593        86.48
9.500% to 9.999%                                131          14,716,793        3.48       112,342        600        86.79
10.000% to 10.499%                              110          11,308,588        2.67       102,805        604        87.74
10.500% to 10.999%                               56          3,527,207         0.83       62,986         636        91.99
11.000% to 11.499%                               92          4,813,368         1.14       52,319         615        94.21
11.500% to 11.999%                               89          3,690,440         0.87       41,466         621        98.67
12.000% to 12.499%                              119          4,039,217         0.95       33,943         615        99.15
12.500% to 12.999%                               11           352,678          0.08       32,062         596        100.00
13.000%  or greater                              30           956,447          0.23       31,882         588        99.28
TOTAL:                                         2,775        $423,028,360     100.00%     $152,443        619        81.78%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 7.992% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          MORTGAGE RATES OF THE LOANS OF THE MORTGAGE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MORTGAGE RATE (%)                                 LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
5.499 or less                                       1            $286,000          0.07%       $286,000        781          65.00%
5.500 to 5.999                                      6            1,606,918         0.38        267,820         669          75.97
6.000 to 6.499                                      15           3,861,745         0.91        257,450         691          73.05
6.500 to 6.999                                     104          24,081,877         5.69        231,557         655          75.99
7.000 to 7.499                                     240          52,860,998         12.5        220,254         643          76.89
7.500 to 7.999                                     435          88,327,793         20.88       203,052         632          79.13
8.000 to 8.499                                     322          59,649,453         14.1        185,247         615          81.14
8.500 to 8.999                                     431          72,999,508         17.26       169,372         606          82.90
9.000 to 9.499                                     282          39,028,194         9.23        138,398         598          83.53
9.500 to 9.999                                     301          36,921,136         8.73        122,662         593          86.48
10.000 to 10.499                                   131          14,716,793         3.48        112,342         600          86.79
10.500 to 10.999                                   110          11,308,588         2.67        102,805         604          87.74
11.000 to 11.499                                    56           3,527,207         0.83         62,986         636          91.99
11.500 to 11.999                                    91           4,784,962         1.13         52,582         615          94.18
12.000 to 12.499                                    88           3,632,877         0.86         41,283         622          98.74
12.500 to 12.999                                   121           4,125,186         0.98         34,092         615          99.09
13.000 to 13.499                                    11            352,678          0.08         32,062         596          100.00
13.500 to 13.999                                    28            901,471          0.21         32,195         588          99.23
14.000 to 14.499                                    2             54,976           0.01         27,488         590          100.00
TOTAL:                                            2,775        $423,028,360       100.00%      $152,443        619          81.78%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.492% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
0.01 to 50.00                                       99          $11,119,719        2.63%       $112,320        585          40.31%
50.01 to 55.00                                      31           4,767,983         1.13        153,806         607          52.75
55.01 to 60.00                                      55           7,919,475         1.87        143,990         593          58.48
60.01 to 65.00                                      73          10,773,813         2.55        147,586         586          63.50
65.01 to 70.00                                      85          13,165,383         3.11        154,887         591          68.86
70.01 to 75.00                                     193          34,559,615         8.17        179,065         609          73.97
75.01 to 80.00                                     809          153,749,178        36.34       190,048         634          79.75
80.01 to 85.00                                     251          44,832,068         10.6        178,614         603          84.37
85.01 to 90.00                                     413          70,495,329         16.66       170,691         613          89.60
90.01 to 95.00                                     265          44,715,368         10.57       168,737         624          94.70
95.01 to 100.00                                    501          26,930,430         6.37         53,753         637          99.84
TOTAL:                                            2,775        $423,028,360       100.00%      $152,443        619          81.78%

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.78%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                 PRODUCT TYPES OF THE MORTGAGE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PRODUCT TYPE                                      LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
1-Year Hybrid IO                                    1            $155,000          0.04%       $155,000        628          69.00%
2-Year Hybrid                                      780          117,832,819        27.85       151,068         599          82.18
2-Year Hybrid 40/30 Balloon                        182          39,390,427         9.31        216,431         614          81.83
2-Year Hybrid 40/30 Step Amort                      2             964,824          0.23        482,412         637          88.12
2-Year Hybrid 45/30 Balloon                         73          18,562,750         4.39        254,284         655          80.29
2-Year Hybrid 50/30 Balloon                         69          18,704,598         4.42        271,081         643          80.68
2-Year Hybrid IO                                   142          38,674,116         9.14        272,353         652          80.57
3-Year Hybrid                                      199          34,296,125         8.11        172,342         609          81.66
3-Year Hybrid 40/30 Balloon                         33           8,406,983         1.99        254,757         612          87.67
3-Year Hybrid 45/30 Balloon                         31           5,797,326         1.37        187,011         642          80.71
3-Year Hybrid 50/30 Balloon                         8            2,207,174         0.52        275,897         642          81.25
3-Year Hybrid IO                                    40           9,897,989         2.34        247,450         669          84.89
5-Year Hybrid                                       11           2,433,396         0.58        221,218         635          79.89
5-Year Hybrid 40/30 Balloon                         3             503,577          0.12        167,859         588          71.93
5-Year Hybrid 45/30 Balloon                         4             840,279           0.2        210,070         619          81.42
5-Year Hybrid 50/30 Balloon                         1             530,872          0.13        530,872         672          90.00
5-Year Hybrid IO                                    4            1,346,310         0.32        336,578         678          76.73
7-Year Hybrid 45/30 Balloon                         1             160,696          0.04        160,696         652          80.00
Fixed Rate Mortgage                                830          87,140,318         20.6        104,988         615          79.73
Fixed Rate Mortgage 30/15 Balloon                  221           8,886,818          2.1         40,212         638          99.31
Fixed Rate Mortgage 40/30 Balloon                   74          12,895,194         3.05        174,259         621          84.33
Fixed Rate Mortgage 40/30 Balloon Step Amort        1             213,648          0.05        213,648         641          95.00
Fixed Rate Mortgage 45/30 Balloon                   37           6,813,210         1.61        184,141         618          80.49
Fixed Rate Mortgage 50/30 Balloon                   15           3,947,867         0.93        263,191         641          78.44
Fixed Rate Mortgage IO                              13           2,426,045         0.57        186,619         646          79.00
TOTAL:                                            2,775        $423,028,360       100.00%      $152,443        619          81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                          GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS
                                                                    % OF           AVERAGE         WEIGHTED      WEIGHTED
                                     NUMBER OF     PRINCIPAL      PRINCIPAL       PRINCIPAL        AVERAGE        AVERAGE
STATE                                  LOANS        BALANCE        BALANCE         BALANCE       CREDIT SCORE  ORIGINAL LTV
----------------------------------- ------------ -------------- -------------- ----------------- ------------- --------------
Alabama                                 67        $7,194,321        1.70%          $107,378          609          85.45%
Alaska                                   5          577,090         0.14           115,418           680           87.66
Arizona                                 118       20,839,052        4.93           176,602           625           79.5
Arkansas                                17         1,462,397        0.35            86,023           599           79.95
California                              217       63,877,280        15.10          294,365           642           78.66
Colorado                                78        11,242,650        2.66           144,137           636           84.7
Connecticut                             37         5,099,958        1.21           137,837           620           79.71
Delaware                                 2          259,222         0.06           129,611           602            71
District of Columbia                     7         1,565,825        0.37           223,689           585           75.76
Florida                                 322       53,019,528        12.53          164,657           614           79.14
Georgia                                 133       17,214,544        4.07           129,433           609           84.84
Hawaii                                   4          964,903         0.23           241,226           634           84.73
Idaho                                   22         3,949,287        0.93           179,513           620           85.46
Illinois                                73        12,587,069        2.98           172,426           602           83.95
Indiana                                 57         4,812,144        1.14            84,424           613           85.58
Iowa                                    13         1,045,018        0.25            80,386           616           84.79
Kansas                                  14         1,605,130        0.38           114,652           622           86.9
Kentucky                                31         2,608,614        0.62            84,149           612           83.98
Louisiana                               65         7,031,146        1.66           108,171           588           81.89
Maine                                    4          417,709          0.1           104,427           585           88.26
Maryland                                64        13,439,103        3.18           209,986           614           78.95
Massachusetts                           19         4,587,652        1.08           241,455           607           81.84
Michigan                                136       15,758,734        3.73           115,873           616           85.38
Minnesota                               31         5,337,645        1.26           172,182           621           83.89
Mississippi                             36         3,578,722        0.85            99,409           604           80.51
Missouri                                75         7,761,075        1.83           103,481           597           83.76
Montana                                  3          242,702         0.06            80,901           598           81.73
Nebraska                                11          881,488         0.21            80,135           639           80.84
Nevada                                  34         8,311,260        1.96           244,449           612           82.64
New Hampshire                            8         1,417,589        0.34           177,199           600           78.5
New Jersey                              21         4,115,983        0.97           195,999           637           82.94
New Mexico                               8         1,012,242        0.24           126,530           603           86.06
New York                                42         8,437,426        1.99           200,891           649           83.09
North Carolina                          55         6,933,999        1.64           126,073           613           85.28
North Dakota                             5          631,813         0.15           126,363           584           90.99
Ohio                                    125       14,105,392        3.33           112,843           609           85.26
Oklahoma                                36         3,015,824        0.71            83,773           607           80.07
Oregon                                  44         8,186,388        1.94           186,054           637           81.05
Pennsylvania                            69         7,368,567        1.74           106,791           596           80.71
Rhode Island                             7         1,189,509        0.28           169,930           621           81.87
South Carolina                          38         4,474,387        1.06           117,747           605           80.78
South Dakota                             1          25,660          0.01            25,660           611            100
Tennessee                               98        10,364,462        2.45           105,760           618           85.91
Texas                                   142       14,716,659        3.48           103,638           616           84.47
Utah                                    44         7,187,962         1.7           163,363           616           84.45
Vermont                                  2          241,852         0.06           120,926           576           77.48
Virginia                                90        14,642,686        3.46           162,697           609           81.62
Washington                              106       21,797,715        5.15           205,639           634           78.7
West Virginia                            1          59,964          0.01            59,964           509            27
Wisconsin                               130       14,893,298        3.52           114,564           608           85.67
Wyoming                                  8          937,717         0.22           117,215           610           90.03
TOTAL:                                 2,775     $423,028,360      100.00%         $152,443          619          81.78%

No more than 0.4% of the of the mortgage loans will be secured by properties located in any one zip code area in California and no more than 0.3% of the mortgage loans will be secured by properties located in any one zip code area outside
California.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
LOAN PURPOSE                                   LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Equity Refinance                               1,308       $218,207,185      51.58%      $166,825       605        80.15%
Purchase                                       1,098        151,261,429       35.76      137,761        640         84.32
Rate/Term Refinance                             369         53,559,746        12.66      145,148        619         81.24
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DOCUMENTATION TYPE                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Full Documentation                             1,829       $253,039,201      59.82%      $138,348       607        81.64%
Reduced Documentation                           946         169,989,159       40.18      179,693        639         81.98
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            OCCUPANCY TYPE OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
OCCUPANCY TYPE                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Primary Residence                              2,603       $397,895,951      94.06%      $152,861       618        81.85%
Non-Owner Occupied                              130         17,638,047        4.17       135,677        641         78.72
Second/Vacation                                  42          7,494,362        1.77       178,437        628         85.01
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PROPERTY TYPE                                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Single Family Detached                          2126       $309,950,175      73.27%      $145,790       617        81.78%
Detached PUD                                    318         63,941,245        15.12      201,073        619         82.11
2-4 Family                                      113         18,769,174        4.44       166,099        641         81.08
Condominium Low-Rise (less than 5 stories)      128         16,875,773        3.99       131,842        647         82.46
Attached PUD                                     48          7,776,464        1.84       162,010        615         79.66
Townhouse/Rowhouse                               32          3,903,437        0.92       121,982        604         82.94
Condominium Mid-Rise (5 to 8 stories)            3            702,884         0.17       234,295        618         85.15
Condominium High-Rise (more than 8
stories)                                         4            649,424         0.15       162,356        592         65.79
Manufactured Housing                             1            261,878         0.06       261,878        539         80.00
Lease Hold                                       2            197,905         0.05        98,953        601         76.18
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
AGGREGATE CREDIT GRADE                         LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
A4                                             1,461       $243,184,659      57.49%      $166,451       624        82.27%
A5                                              925         116,410,003       27.52      125,849        629         83.27
AM                                               95         15,862,584        3.75       166,975        577         74.05
AX                                              236         38,658,541        9.14       163,807        590         79.48
B                                                28          4,737,955        1.12       169,213        562         72.64
C                                                30          4,174,617        0.99       139,154        586         72.17
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PREPAYMENT PENALTY TERM                        LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                            857        $104,309,744      24.66%      $121,715       614        83.09%
12 Months                                       123         26,829,708        6.34       218,128        628         80.37
24 Months                                       1072        182,559,655       43.16      170,298        620         81.72
36 Months                                       696         105,826,031       25.02      152,049        621         80.88
60 Months                                        27          3,503,223        0.83       129,749        637         83.81
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

The maximum prepay penalty period is sixty (60) months.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         INTEREST ONLY TERMS OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
INTEREST ONLY TERM                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                           2,575       $370,528,899      87.59%      $143,895       614        81.86%
24 Months                                        4           1,102,433        0.26       275,608        586         83.25
36 Months                                        3            905,000         0.21       301,667        705         76.68
60 Months                                       184         48,281,411        11.41      262,399        657         81.34
120 Months                                       9           2,210,617        0.52       245,624        642         78.54
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                             NOTE MARGINS OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
NOTE MARGIN (%)                                LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgages                           1,191       $122,323,100      28.92%      $102,706       619        81.65%
1.999 or Less                                    1            286,000         0.07       286,000        781         65.00
2.000 to 2.499                                   2            352,951         0.08       176,476        674         77.58
2.500 to 2.999                                   3            663,914         0.16       221,305        630         74.21
3.000 to 3.499                                   10          1,757,690        0.42       175,769        635         70.76
3.500 to 3.999                                   42          7,874,478        1.86       187,488        614         72.26
4.000 to 4.499                                   88         16,084,588         3.8       182,779        617         79.14
4.500 to 4.999                                  121         22,651,363        5.35       187,201        614         80.38
5.000 to 5.499                                  194         36,900,652        8.72       190,210        607         81.39
5.500 to 5.999                                  236         44,767,052        10.58      189,691        611         83.06
6.000 to 6.499                                  466         101,400,375       23.97      217,597        636         81.22
6.500 to 6.999                                  210         36,009,764        8.51       171,475        613         85.06
7.000 to 7.499                                  104         14,599,509        3.45       140,380        603         84.68
7.500 to 7.999                                   87         13,837,315        3.27       159,050        617         84.04
8.000 to 8.499                                   19          3,379,777         0.8       177,883        591         88.34
8.500 to 8.999                                   1            139,832         0.03       139,832        557         44.00
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.894% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
MAXIMUM MORTGAGE RATE (%)                      LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgages                           1,191       $122,323,100      28.92%      $102,706       619        81.65%
10.999 or less                                   1            286,000         0.07       286,000        781         65.00
11.000 to 11.999                                 4           1,100,417        0.26       275,104        676         77.50
12.000 to 12.999                                 72         17,925,845        4.24       248,970        656         77.52
13.000 to 13.999                                416         96,167,930        22.73      231,173        638         79.36
14.000 to 14.999                                492         95,382,585        22.55      193,867        611         82.57
15.000 to 15.999                                413         64,858,834        15.33      157,043        603         84.69
16.000 to 16.999                                152         20,610,521        4.87       135,596        594         84.92
17.000 to 17.999                                 31          3,985,983        0.94       128,580        608         83.01
18.000 to 18.999                                 3            387,144         0.09       129,048        526         80.00
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.4566% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS
                                                                                                                       WEIGHTED
                                                                                  % OF        AVERAGE      WEIGHTED    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL     AVERAGE     ORIGINAL
MINIMUM MORTGAGE RATE (%)                         LOANS          BALANCE         BALANCE      BALANCE    CREDIT SCORE     LTV
--------------------------------------------- -------------- ----------------- ------------ ------------ ------------- ----------
Fixed Rate Mortgage                               1,191        $122,323,100      28.92%      $102,706        619        81.65%
2.000 to 2.999                                      3            513,647          0.12        171,216        638         66.35
3.000 to 3.999                                     49           8,980,515         2.12        183,276        622         71.50
4.000 to 4.999                                     164          30,246,331        7.15        184,429        609         79.50
5.000 to 5.999                                     228          41,538,550        9.82        182,187        600         82.28
6.000 to 6.999                                     187          35,413,569        8.37        189,377        623         82.62
7.000 to 7.999                                     339          80,199,902        18.96       236,578        645         80.58
8.000 to 8.999                                     272          55,599,546        13.14       204,410        620         83.31
9.000 to 9.999                                     240          35,393,811        8.37        147,474        598         85.05
10.000 to 10.999                                   87           10,950,327        2.59        125,866        596         84.54
11.000 to 11.999                                   15           1,869,061         0.44        124,604        592         81.23
TOTAL:                                            2,775        $423,028,360      100.00%     $152,443        619        81.78%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
7.2350% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                    NEXT INTEREST RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS
                                                                                                           WEIGHTED    WEIGHTED
                                                                                  % OF        AVERAGE       AVERAGE    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE                     LOANS          BALANCE         BALANCE      BALANCE        SCORE        LTV
---------------------------------------------- ------------- ----------------- ------------ ------------- ------------ ----------
Fixed Rate Mortgages                              1,191        $122,323,100      28.92%       $102,706        619       81.65%
May-07                                              2            229,991          0.05        114,995         587        72.59
Jun-07                                              1            423,940          0.10        423,940         612        80.00
Oct-07                                              1            288,585          0.07        288,585         533        80.00
Feb-08                                              1            174,661          0.04        174,661         652        80.00
Apr-08                                              1             65,207          0.02         65,207         554        90.00
May-08                                              2            656,544          0.16        328,272         636        96.77
Jun-08                                              2            282,625          0.07        141,312         680        95.00
Jul-08                                              9           1,953,322         0.46        217,036         625        79.10
Aug-08                                              30          4,764,687         1.13        158,823         618        85.07
Sep-08                                              70          13,591,933        3.21        194,170         637        82.74
Oct-08                                             155          27,922,844        6.60        180,147         626        80.34
Nov-08                                             746         146,701,267        34.68       196,650         619        81.46
Dec-08                                             229          37,228,928        8.80        162,572         601        82.08
Jun-09                                              1            175,196          0.04        175,196         632        90.00
Aug-09                                              9           1,469,248         0.35        163,250         637        81.73
Sep-09                                              13          3,204,571         0.76        246,505         676        83.32
Oct-09                                              20          3,507,983         0.83        175,399         618        89.61
Nov-09                                             191          36,753,084        8.69        192,425         623        82.24
Dec-09                                              77          15,495,514        3.66        201,240         613        82.95
Sep-11                                              1             67,685          0.02         67,685         646        57.00
Oct-11                                              3            409,240          0.10        136,413         632        84.47
Nov-11                                              19          5,177,509         1.22        272,500         643        79.51
Oct-13                                              1            160,696          0.04        160,696         652        80.00
TOTAL:                                            2,775        $423,028,360      100.00%      $152,443        619       81.78%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 25 months.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                    BACK-END DEBT TO INCOME RATIO OF THE MORTGAGE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DEBT TO INCOME                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
N/A                                              99         $13,083,480       3.09%      $132,156       621        79.17%
0.01 - 20.00                                    121         12,661,673        2.99       104,642        606         78.64
20.01 - 25.00                                   100         12,562,031        2.97       125,620        615         79.37
25.01 - 30.00                                   168         21,403,555        5.06       127,402        605         78.27
30.01 - 35.00                                   267         37,570,644        8.88       140,714        613         82.08
35.01 - 40.00                                   359         53,492,709        12.65      149,005        623         80.85
40.01 - 45.00                                   569         88,796,490        20.99      156,057        621         82.63
45.01 - 50.00                                   766         128,108,268       30.28      167,243        625         82.40
50.01 - 55.00                                   319         54,695,018        12.93      171,458        616         82.81
55.01>=                                          7            654,492         0.15        93,499        621         89.05
TOTAL:                                         2,775       $423,028,360      100.00%     $152,443       619        81.78%

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the mortgage loans will be approximately
42.32%.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.